EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of LIN TV Corp.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of LIN TV Corp. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

February 24, 2004, except for the last paragraph of Note 6 and the first three paragraphs of Note 22, as to which the date is January 18, 2005.

LIN TV CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands, except share
	data)
ASSETS
Current assets:
Cash and cash equivalents	$9,475	$143,860
Available for sale securities	—	23,674
Accounts receivable, less allowance for doubtful accounts (2003 - $1,646; 2002 - $2,562)	70,949	69,828
Program rights	17,398	14,348
Assets held for sale	26,525	35,948
Other current assets	3,208	1,631

Total current assets	127,555	289,289
Property and equipment, net	197,174	201,778
Deferred financing costs	14,332	25,796
Equity investments	77,305	84,368
Program rights	11,292	8,753
Goodwill	586,269	599,263
Broadcast licenses	1,083,948	1,110,656
Other intangible assets, net	3,213	1,393
Other assets	14,822	13,074

Total Assets	$2,115,910	$2,334,370

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,000	$106,154
Accounts payable	6,977	11,063
Accrued income taxes	320	7,104
Accrued interest expense	9,846	16,236
Accrued sales volume discount	6,075	5,415
Other accrued expenses	12,852	21,992
Liabilities held for sale	1,177	1,407
Program obligations	22,770	15,524

Total current liabilities	67,017	184,895
Long-term debt, excluding current portion	693,367	758,366
Deferred income taxes, net	527,588	510,588
Program obligations	11,498	8,185
Other liabilities	54,306	12,131

Total liabilities	1,353,776	1,474,165

Contingencies (Note 17)
Stockholders’ equity:
Class A common stock, $0.01 par value, 100,000,000 shares authorized, 26,652,060 shares at December 31, 2003 and 26,296,169 shares at December 31, 2002 issued and outstanding	266	262
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,510,137 shares at December 31, 2003 and 23,579,788 shares at December 31, 2002 issued and outstanding; convertible into an equal number of Class A or Class C common stock	235	236
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares at December 31, 2003 and December 31, 2002 issued and outstanding; convertible into an equal number of Class A common stock	—	—
Additional paid-in capital	1,066,897	1,064,122
Accumulated deficit	(294,805)	(204,415)
Accumulated other comprehensive loss	(10,459)	—

Total stockholders’ equity	762,134	860,205

Total liabilities and stockholders’ equity	$2,115,910	$2,334,370

The accompanying notes are an integral part of the consolidated financial statements.

LIN TV CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share
	data)
Net revenues	$342,413	$343,980	$271,038
Operating costs and expenses:
Direct operating (excluding depreciation of $30.7 million, $27.6 million and $22.8 million for the years ended December 31, 2003, 2002 and 2001, respectively)	99,618	94,871	81,373
Selling, general and administrative	88,876	78,745	64,630
Amortization of program rights	24,441	20,566	21,847
Corporate	16,101	12,508	8,436
Restructuring charge	115	909	—
Depreciation and amortization of intangible assets	31,890	28,266	65,925
Impairment of broadcast licenses	51,665	—	—

Total operating costs and expenses	312,706	235,865	242,211

Operating income	29,707	108,115	28,827
Other (income) expense:
Interest expense	60,505	95,775	97,646
Investment income	(1,015)	(3,131)	(3,950)
Share of (income) loss in equity investments	(478)	(6,328)	4,121
(Gain) loss on derivative instruments	(2,620)	(5,552)	5,552
Gain on redemption of investment in Southwest Sports Group	—	(3,819)	—
Fee on termination of Hicks Muse agreements	—	16,000	—
Loss on early extinguishment of debt	53,621	5,656	6,810
Other, net	1,050	3,098	996

Total other expense, net	111,063	101,699	111,175

(Loss) income from continuing operations before provision for (benefit from) income taxes and cumulative effect of change in accounting principle	(81,356)	6,416	(82,348)
Provision for (benefit from) income taxes	9,229	25,501	(20,627)

Loss from continuing operations before cumulative effect of change in accounting principle	(90,585)	(19,085)	(61,721)
Discontinued operations:
Loss (income) from discontinued operations, net of tax provision of $824 and $22 for the year ended December 31, 2003 and 2002 respectively.	17	(1,577)	—
Gain from sale of discontinued operations, net of tax provision of $109 for the year ended December 31, 2003 and $425 for the year ended December 31, 2002	(212)	(982)	—
Cumulative effect of change in accounting principle, net of tax benefit of $16,525	—	30,689	—

Net loss	$(90,390)	$(47,215)	$(61,721)

Basic and diluted loss per common share:
Loss from continuing operations before cumulative effect of change in accounting principle	$(1.81)	$(0.46)	$(2.40)
Income from discontinued operations, net of tax	—	0.04	—
Gain on sale of discontinued operations, net of tax	—	$0.02	—
Cumulative effect of change in accounting principle, net of tax	—	(0.73)	—

Net loss	(1.81)	(1.13)	(2.40)

Weighted-average number of common shares outstanding used in calculating basic and diluted loss per common share	49,993	41,792	25,688

The accompanying notes are an integral part of the consolidated financial statements.

LIN TV CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

	Class A		Class B		Class C				Accumulated
	Common Stock		Common Stock		Common Stock		Additional		Other	Total
							Paid-In	Accumulated	Comprehensive	Stockholder’s	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity	Loss

	(In thousands, except for number of shares)
Balance at January 1, 2001	6,494,276	$65	19,193,882	$192	2	$—	$561,412	$(95,479)	$—	$466,190	—
Payments on exercises of phantom stock units	—	—	—	—	—	—	(38)	—	—	(38)
Tax benefit from exercises of stock options	—	—	—	—	—	—	223	—	—	223
Net loss	—	—	—	—	—	—	—	(61,721)	—	(61,721)	$(61,721)

Comprehensive loss — 2001											$(61,721)

Balance at December 31, 2001	6,494,276	65	19,193,882	192	2	—	561,597	(157,200)	—	404,654
Issuance of class A common stock in initial public offering, net of fees	19,550,000	196	—	—	—	—	399,748	—	—	399,944
Issuance of class B common stock in settlement of Sunrise debt and preferred stock liabilities	—	—	3,984,773	41	—	—	87,625	—	—	87,666
Issuance of class B common stock in exchange of warrants Hicks Muse			123,466		—	—	2,714			2,714
Issuance of class A common stock in exchange for 100% of the stock in Sunrise Television Corp.	60,221	—	402,218	4	—	—	10,251	—	—	10,255
Issuance of class A common stock in exchange for class B common shares	124,551	1	(124,551)	(1)	—	—	—	—	—	—
Exercises of stock options and phantom stock units and employee stock purchase plan issuances	67,121	—	—	—	—	—	1,138	—	—	1,138
Tax benefit from exercises of stock options							155			155
Stock-based compensation	—	—	—	—	—	—	894	—	—	894
Net loss	—	—	—	—	—	—	—	(47,215)	—	(47,215)	(47,215)

Comprehensive loss — 2002											$(47,215)

Balance at December 31, 2002	26,296,169	262	23,579,788	236	2	—	1,064,122	(204,415)	—	860,205
Minimum additional pension liability	—	—	—	—	—	—	—	—	(10,459)	(10,459)	$(10,459)
Issuance of class A common shares in exchange for class B common shares	69,651	1	(69,651)	(1)	—	—	—	—	—	—
Exercises of stock options and phantom stock units and employee stock purchase plan issuances	286,240	3	—	—	—	—	2,628	—	—	2,631
Stock-based compensation	—	—	—	—	—	—	147	—	—	147
Net loss	—	—	—	—	—	—	—	(90,390)	—	(90,390)	(90,390)

Comprehensive loss — 2003											$(100,849)

Balance at December 31, 2003	26,652,060	$266	23,510,137	$235	2	$—	$1,066,897	$(294,805)	$(10,459)	$762,134

The accompanying notes are an integral part of the consolidated financial statements.

LIN TV CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Net loss	$(90,390)	$(47,215)	$(61,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including amortization of financing costs and note discounts)	46,666	75,688	105,210
Less on extinguishment of debt	53,621	5,656	6,810
Amortization of program rights	24,835	20,759	21,847
Program payments	(23,029)	(22,475)	(22,386)
Interest and appreciation on Southwest Sports Group	—	(4,819)	(3,000)
preferred units Tax benefit from exercises of stock options	—	155	223
Employee stock-based compensation	147	894	—
Deferred income taxes and utilization of previously unrecognized acquired net operating losses, net	6,082	22,493	(21,749)
Impairment of intangible assets, net of tax benefit in 2002	51,665	30,689	—
Net loss (gain) on disposition of property and equipment	1,615	(107)	1,128
(Gain) loss on derivative instruments	(2,620)	(5,552)	5,552
Share of loss (income) in equity investments	(478)	(6,328)	4,121
Provision for doubtful accounts	(1,011)	1,032	123
Other non-cash items	21	12,394	—
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	7	(4,210)	447
Program rights, net of program obligations	3,175	(2,246)	(523)
Other assets	(3,344)	5,045	2,245
Accounts payable	4,496	(1,348)	488
Accrued income taxes	(6,784)	1,109	(97)
Accrued interest expense	(6,390)	(5,857)	8,693
Accrued sales volume discount	660	1,595	(908)
Other accrued expenses	2,586	(2,322)	(4,311)

Net cash provided by operating activities	52,538	75,030	42,192

INVESTING ACTIVITIES:
Capital expenditures	(28,357)	(39,275)	(21,503)
Proceeds from disposals of property and equipment	57	74	923
Proceeds from sale of broadcast licenses and related	10,000	38,500	—
operating assets Investment in equity investments	—	(1,850)	(1,500)
Cash and cash equivalents acquired through merger with Sunrise Television	—	—	—
Capital distributions from equity investments	7,540	6,405	6,583
Payments for business combinations, net of cash acquired	(1,980)	(7,916)	(40,879)
Proceeds from redemption of Southwest Sports Group preferred units	—	60,819	—
Other investments and deposits	(1,202)	88	—
Proceeds from (purchase of) short-term investments	23,691	(23,478)	—

Net cash provided by (used in) investing activities	9,749	33,367	(56,376)

FINANCING ACTIVITIES:
Net proceeds (payments) on exercises of employee stock options and phantom stock units and employee stock purchase plan issuances	2,631	1,138	(38)
Redemption of Sunrise Television preferred stack	—	(10,829)	—
Net proceeds from initial public offering of common stock	—	399,944	—
Proceeds from long-term debt	500,000	—	267,015
Financing costs associated with proceeds from long-term debt	(10,347)	—	—
Net proceeds (payments) from revolver debt	22,000	(10,000)	13,000
Principal payments on long-term debt	(684,500)	(354,901)	(256,389)
Principal payments on short-term debt	—	(7,125)	—
Cash expenses associated with early extinguishment of debt	(26,456)	—	—

Net cash (used in) provided by financing activities	(196,672)	18,227	23,588

Net (decrease) increase in cash and cash equivalents	(134,385)	126,624	9,404
Cash and cash equivalents at the beginning of the period	143,860	17,236	7,832

Cash and cash equivalents at the end of the period	$9,475	$143,860	$17,236

The accompanying notes are an integral part of the consolidated financial statements.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

LIN TV Corp. (“LIN TV”), together with its wholly owned subsidiary, LIN Television Corporation (“LIN Television”), (together, the “Company”), was formed on February 11, 1998. The non-voting equity interest of LIN TV is owned by affiliates of Hicks, Muse, Tate & Furst, Incorporated (“Hicks Muse”) and Royal W. Carson, III and Randall S. Fojtasek together own 70% of the voting equity interest in LIN TV. The Company is a television station group operator in the United States and Puerto Rico.

LIN TV Corp. guarantees all debt of LIN Television Corporation except for its $205.0 million aggregate principal amount of 8% Senior Notes due 2008. (see Note 11). All of the consolidated subsidiaries of LIN Television Corporation fully and unconditionally guarantee all the Company’s debt on a joint and several basis.

Certain reclassifications have been made to the prior period financial statements to conform to the current financial statement presentation.

The Company has revised its original valuation of the broadcast licenses acquired in connection with its purchase of Sunrise Television Corp. as of May 2, 2002. This revision to the original valuation modifies certain assumptions to better reflect those normally expected in the application of a discounted cash flow model used to value broadcast licenses. The revised appraisal increases the initial carrying amounts of the acquired licenses.

The Company identified adjustments relating to its previously filed quarterly financial statements in 2003 and 2002, arising as a result of this revised valuation. The Company has concluded that the effects of these adjustments are not material individually or in the aggregate to any quarters in 2003 or 2002. Accordingly, the quarterly financial statements have not been restated. Instead, these adjustments, that aggregate $189,000 on an after-tax basis, have been recorded effective July 1, 2003. The amounts of these adjustments are as follows:

(i) The reclassification of $11.9 million from goodwill to broadcast licenses ($24.7 million) and deferred income taxes, net ($12.8 million);

(ii) An incremental tax provision of $675,000; and

(iii) An incremental gain from the sale of discontinued operations of $864,000, net of tax, related to the Company’s disposal of KRBC-TV and KACB-TV in June 2003.

These entries have no impact on the Company’s reported cash flows.

Equity Restructuring

Effective May 1, 2002, the Company amended its charter to create three classes of common stock, classes A, B and C, and to reclassify existing common stock, and to effect a 1-for-21 reverse common stock split. All references in the consolidated financial statements to shares of common stock have been retroactively adjusted to reflect this equity restructuring. Class A and class C common stock have voting rights, with each share of class A common stock having one vote per share and the class C common stock possessing 70% of the combined voting power of LIN TV. Class B common stock has no voting rights, however, without the consent of a majority of the class B shares, the Company may not enter into certain corporate transactions described below. Affiliates of Hicks Muse hold all of the non-voting class B shares. The class B common stock is convertible into class A or class C common stock and class C shares are convertible into class A shares under certain conditions.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The class B common stock is generally not entitled to vote. However, without the consent of at least a majority of the shares of class B common stock then outstanding, the Company may not:

•	sell or transfer assets with a total fair market value equal to 10% or more of the value of the Company’s outstanding common stock;

•	merge or consolidate with another entity;

•	reclassify any of the Company’s securities;

•	reclassify, dissolve, liquidate or wind-up the Company’s affairs;

•	issue equity securities or those of any of the Company’s subsidiaries, other than securities issued by a wholly owned subsidiary to the Company or by the Company to another wholly owned subsidiary or securities issued under the Company’s stock option plan or phantom stock plan;

•	redeem or repurchase any shares of the Company’s or the Company’s subsidiaries’ capital stock, other than purchases made pursuant to the Company’s stock option plan or phantom stock plan;

•	amend or modify the Company’s charter or bylaws so as to affect adversely the rights of the class B common stock;

•	declare or pay any dividend or make any other distribution;

•	enter into any transaction with an affiliate of the Company, other than in its ordinary course of business;

•	enter into any transaction outside the Company’s ordinary course of business;

•	engage in any business or transaction that would require any direct or indirect owner of an equity interest in the Company to divest itself of any such interest;

•	incur or assume or permit any subsidiary to incur or assume any indebtedness in an amount equal to or greater than 10% of the Company’s fair market value;

•	engage in any business other than any business a majority of whose revenue is derived from the ownership and operation of television stations or any business that the Company conducted as of the date of filing the Company’s second amended and restated charter; and

•	settle or allow any subsidiary to settle any claim outside the ordinary course of the Company’s business that involves any material restriction on the Company’s continued business or assets or that of any of the Company’s subsidiaries or affiliates.

The class A, B and C common stock have identical dividend and distribution rights.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated. The Company conducts its business through its subsidiaries and has no operations or assets other than its investment in its subsidiaries. Accordingly, no separate or additional financial information about the subsidiaries or the Company on a stand-alone basis is provided.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The only operating activities of the Company on a stand-alone basis for the years ended December 31, 2003, 2002 and 2001 were equity transactions with all net proceeds immediately contributed to the Company’s subsidiaries.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. The Company’s actual results could differ from these estimates. Estimates are used when accounting for the collectability of receivables and valuing intangible assets, amortization and impairment of program rights, barter transactions and net assets of businesses acquired.

Cash and cash equivalents

Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. The Company’s excess cash is invested primarily in short-term U.S. Government securities and money market funds.

Short-term investments

All of the Company’s short-term investments are designated as available for sale and are reported at market value. Unrealized gains and losses on available for sale securities are included in stockholders’ equity as a component of accumulated other comprehensive income or loss. Dividends and interest, as well as amortization of premium or discount arising at acquisition are included in earnings. Realized gains and losses on available for sale securities are also reported in earnings.

Property and equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally 20 to 30 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is reflected in the determination of net loss. Expenditures for maintenance and repairs are expensed as incurred.

Equity investments

The Company’s equity investments are accounted for on the equity method, as the Company does not have a controlling interest. Accordingly, the Company’s share of the net loss or income of its equity investments is included in consolidated net loss.

Revenue recognition

Broadcast revenue is recognized during the financial statement period in which advertising is aired. Barter revenue is accounted for at the fair value of the assets or services received, or the advertising time surrendered, whichever is more clearly evident. Management judgment is required to determine which value is more clearly evident. Barter revenue is recorded at the time the advertising is broadcast, and barter expense is recorded at the time the assets or services are used. The Company recognized barter revenue in the amounts of $11.2 million, $12.4 million and $12.2 million in the years ended December 31, 2003, 2002 and 2001, respectively. The Company incurred barter expense in the amounts of $10.7 million, $12.3 million and $12.0 million in the years ended December 31, 2003, 2002 and 2001, respectively.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Advertising expense

The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amounts of $4.6 million, $4.5 million and $4.7 million in the years ended December 31, 2003, 2002 and 2001, respectively.

Intangible assets

Intangible assets include broadcast licenses, network affiliations and goodwill. The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002. SFAS No. 142 requires, among other things, the discontinuance of the amortization of goodwill and indefinite life intangible assets and the introduction of impairment testing in its place.

The Company tests the impairment of its broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash flow valuation method, assuming a hypothetical startup scenario, that excludes network compensation payments.

The Company tests the impairment of its goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of a station with its carrying amount, including goodwill. The fair value of a station is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical performance of the station and prevailing values in the markets for broadcasting properties. If the fair value of the station exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the station exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by a notional reperformance of the purchase price allocation using the station’s fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

An impairment assessment of goodwill could be triggered by a significant reduction in operating results or cash flows at one or more of the Company’s television stations, or a forecast of such reductions, a significant adverse change in the advertising marketplaces in which the Company’s television stations operate, or by adverse changes to Federal Communications Commission ownership rules, amongst others.

The future value of the Company’s broadcast licenses could be significantly impaired by the loss of corresponding network affiliation agreements, or vice versa. Accordingly, such an event could trigger an assessment of the carrying value of the broadcast licenses.

Network Affiliations

Different broadcast companies may use different assumptions in valuing acquired broadcast licenses and their related network affiliations than those used by the Company. These different assumptions may result in the use of different valuation methods that can result in significant variances in the amount of purchase price allocated to these assets between broadcast companies.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company believes that the value of a television station is derived primarily from the attributes of its broadcast license. These attributes have a significant impact on the audience for network programming in a local television market compared to the national viewing patterns of the same network programming. These attributes and their impact on audiences can include:

•	The scarcity of broadcast licenses assigned by the Federal Communication Commission to a particular market determines how many television networks and other program sources are viewed in a particular market.

•	The length of time the broadcast license has been broadcasting. Television stations that have been broadcasting since the late 1940s, generally channels two to thirteen, are viewed more often than newer television stations.

•	VHF stations, (generally channels two to thirteen) are typically viewed more often than UHF stations (generally channels fourteen to sixty-nine) because these stations have been broadcasting longer than UHF stations and because of the inferior UHF signal in the early years of UHF stations.

•	The quality of the broadcast signal and location of the broadcast station within a market (i.e. the value of being licensed in the smallest city within a tri-city market has less value than being licensed in the largest city within a tri-city market.)

•	The audience acceptance of the broadcast licensee’s local news programming and community involvement. A local television station’s news programming that attracts the largest audience in a market generally will provide a larger audience for its network programming.

•	The quality of the other non-network programming carried by the television station. A local television station’s syndication programming that attracts the largest audience in a market generally will provide larger audience lead-ins to its network programming.

A local television station can be the number one station in a market, regardless of the national ranking of its affiliated network, depending on these factors or attributes listed above. ABC, FOX, NBC, and CBS each have multiple affiliations with local television stations that have the largest prime time audience in the local market in which the station operates.

Other broadcasting companies believe that network affiliations are an important component of the value of a station. These companies believe that VHF stations are popular because they have been affiliating with networks from the inception of network broadcasts, stations with network affiliations have the most successful local news programming and the network affiliation relationship enhances the audience for local syndicated programming. As a result, these broadcasting companies allocate a significant portion of the purchase price for any station that they may acquire to the network affiliation relationship.

In connection with the Company’s purchase of Sunrise Television Corp. in May 2002, the Company acquired broadcast licenses in markets with a number of commercial television stations equal to or less than the number of television networks seeking affiliates. The methodology the Company used in connection with the valuation of the stations acquired in the Sunrise transaction was based on the Company’s evaluation of the broadcast licenses acquired and the characteristics of the markets in which they operated. The Company believed that in these specific markets it would be able to replace a network affiliation agreement with little or no economic loss to the television station. As a result of this assumption, the Company ascribed no incremental value to the incumbent network affiliation in each market beyond the cost of negotiating a new agreement with another network and the value of any terms that were more favorable or unfavorable than those generally prevailing in the market. Other broadcasting companies have valued network affiliations on the basis that it is the affiliation and not the other attributes of the station, including its broadcast license, which contributes to the operating performance of that station. As a result,

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company believes that these broadcasting companies include in their network affiliation valuation amounts related to attributes that the Company believes are more appropriately reflected in the value of the broadcast license or goodwill.

If the Company were to assign higher values to its acquired network affiliation agreements and, therefore, less value to its broadcast licenses, it would have a significant impact on the Company’s operating results. The following chart reflects the hypothetical impact of the hypothetical reassignment of value from broadcast licenses to network affiliations and the resulting increase in amortization expense assuming a 15-year amortization period assuming that this change would not impact the $51.7 million impairment of broadcast licenses for the year ended December 31, 2003.

		Percentage of Total Value
		Reassigned to Network
		Affiliation Agreements

	As Reported	50%	25%

Balance Sheet (As of December 31, 2003):
Broadcast licenses	$1,083,948	$541,974	$812,961
Other intangible assets, net (including network affiliation agreements)	3,213	472,924	238,068
Statement of Operations (For the year ended December 31, 2003):
Depreciation and amortization of intangible assets	31,890	68,022	49,956
Operating income (loss)	29,707	(6,425)	(11,641)
Loss from continuing operations	(81,356)	(59,605)	(70,480)
Net loss	(90,390)	(109,241)	(79,514)
Net loss per share	$(1.81)	$(2.19)	$(1.59)

In future acquisitions, the valuation of the broadcast licenses and network affiliations may differ from the Sunrise acquisition values due to different attributes of each station and the market in which it operates.

Long lived-assets

The Company periodically evaluates the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flow derived from the asset is less than its carrying value.

Program rights

Program rights are recorded as assets when the license period begins and the programs are available for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as current assets, while costs of those programs to be broadcast subsequently are considered noncurrent. The program costs are charged to operations over their estimated broadcast periods using the straight-line method.

If the projected future net revenues associated with a program are less than the current carrying value of the program rights due to poor ratings, the Company would be required to write-down the program rights assets to equal the amount of projected future net revenues. If the actual usage of the program rights is on a more accelerated basis than straight-line over the life of the contract, the Company would be required to write-down the program rights to equal the lesser of the amount of projected future net revenues or the average cost per run multiplied by the number of remaining runs.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

Accounting for stock-based compensation

At December 31, 2003, LIN TV Corp. had four stock-based employee compensation plans, which are described more fully in Note 12. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. In 2003 and 2002, the Company incurred $147,000 and $894,000, respectively, of stock-based employee compensation cost, which was reflected in earnings. No stock-based employee compensation cost was reflected in earnings in 2001 as all options granted under those plans had an exercise price equal to or more than the market value of the underlying common stock on the date of grant or remeasurement. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation (in thousands):

	Year Ended December 31,

	2003	2002	2001

	(in thousands, except share data)
Net loss, as reported	$(90,390)	$(47,215)	$(61,721)
Add: Stock-based employee compensation expense, as reported, net of related tax effect	88	536	—
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effect	(3,005)	(2,235)	(2,657)

Pro forma net loss	$(93,307)	$(48,914)	$(64,378)

Basic and diluted net loss per common share, as reported	$(1.81)	$(1.13)	$(2.40)
Basic and diluted net loss per common share, pro forma	$(1.87)	$(1.17)	$(2.51)

The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model. For 2003 and 2002, the Black-Scholes fair value was calculated under the “multiple option” approach, which computes a separate fair value for each vesting increment of an option. The following assumptions were used for option grants under the Company’s stock option plans during the years ended December 31, 2003, 2002 and 2001 respectively:

	2003	2002	2001

Volatility factors	30%	35%	n/a
Risk-free interest rates	1.5 - 3.25%	3.4 - 5.1%	5.96%
Expected life	2 - 5 years	2 - 6 years	7 years
Dividend yields	0%	0%	0%

Income taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, investments and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as the Company maintains its primary banking relationships with only large nationally recognized institutions. Credit risk with respect to trade receivables is limited, as the trade receivables are primarily from advertising revenues generated from a large diversified group of local and nationally recognized advertisers. The Company does not require collateral or other security against trade receivable balances; however, it does maintain reserves for potential credit losses and such losses have been within management’s expectations for all years presented.

Earnings per Share

Basic and diluted earnings per common share are computed in accordance with SFAS No. 128, “Earnings per Share”. Basic loss per common share is computed by dividing loss attributable to common stockholders by the weighted average number of shares of common stock outstanding. There is no difference between basic and diluted earnings per share since potential common shares from the exercises of stock options and phantom units are anti-dilutive for all periods presented and are, therefore, excluded from the calculation. Options to purchase 3,510,000, 2,957,000 and 1,817,000 shares of common stock and phantom units exercisable into 525,000, 675,000 and 680,000 shares of common stock were outstanding as of December 31, 2003, 2002 and 2001, respectively, but were not included in the calculation of diluted earnings per share because the effect to their inclusion would have been anti-dilutive.

Fair value of financial instruments

Financial instruments, including cash and cash equivalents, and investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value at December 31, 2003 and 2002 (see Note 11 relating to debt). Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Recently issued accounting pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51.” This Interpretation clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company’s application of FIN 46 will result in the consolidation of the assets, liabilities and non-controlling interests of Banks Broadcasting, Inc. into the Company’s financial statements at their fair value determined at the date that the Interpretation first applies, which for the Company is March 31, 2004, as it is not practicable for the Company to determine the carrying amount at such date. The difference, if any, between the fair value of the newly consolidated assets over the reported amount of any previously held interests and the fair value of newly consolidated liabilities and non-controlling interests shall be recognized as a cumulative effect of an accounting change. The Company’s maximum exposure to loss is limited to its investment in Banks Broadcasting, Inc. of approximately $11.3 million as of December 31, 2003.

The Company operates two television stations under local marketing agreements (“LMA agreement”). An LMA agreement is a contract between two separately owned broadcast licensees serving a common television market where the broadcast licensee (“LMA Operator”) of one station contracts with another broadcast licensee (“LMA Licensee”) to operate the LMA Licensee’s broadcast license for an agreed

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

upon schedule of cash payments. Under the LMA agreement, the LMA Operator provides substantial portions of the programming for airing on the LMA Licensee’s station and sells the advertising time associated with that programming. The broadcast license of the LMA station is subject to the ultimate programming and other controls exercised by the LMA licensee. The two LMA Licensees, with which the Company has LMA agreements, hold the broadcast licenses and the Company holds the option to buy their broadcast licenses for approximately $4.1 million. In addition, these two LMA Licensees have limited operating costs associated with the management of those broadcast licenses.

The Company believes that the terms of its LMA agreement and related purchase option arrangements identify the entities owning the related broadcast licenses as Variable Interest Entities (“VIE”) under FIN 46. However, the purchase option arrangements do not oblige the Company to absorb the entities’ expected losses, if they occur, beyond the premium paid for such options. The Company does not believe that these option premiums are significant in comparison to expected losses over the life of the broadcast licenses and, therefore, does not identify itself as the party that will absorb a majority of such expected losses. The Company notes that since March 2002 neither of its LMA arrangements have put options. Based on this assessment, the Company does not believe that FIN 46 will require the consolidation of the entities owning the broadcast licenses. The Company’s maximum exposure to loss is limited to approximately $1.0 million, which represents the current premium paid in respect of the purchase options.

On April 30, 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 amends SFAS No. 133 and certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not believe that SFAS No. 149 will have a significant impact on reported financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This statement addresses financial accounting and reporting for financial instruments with characteristics of both liabilities and equity and is effective at the beginning of the first interim period beginning after June 12, 2003, with the exception of certain provisions which the FASB has deferred. The adoption of the new standard does not impact the Company’s results of operations or financial position.

In December 2003, the FASB revised SFAS No. 132, “Employers Disclosures about Pensions and Other Postretirement Benefits”. This statement requires additional disclosures about pension plans and other postretirement benefit plans to those in the original SFAS No. 132, however, it does not change the measurement or recognition of those plans.

Note 3 — Initial Public Offering

On May 2, 2002, the Company completed its initial public offering (“IPO”), in which it issued 19,550,000 shares of common stock at a price of $22.00 per share. Proceeds to the Company totaled approximately $399.9 million, net of commissions, discounts and other offering costs of approximately $30.2 million. The net proceeds from the IPO were immediately contributed to the Company’s subsidiary, LIN Television, through a capital contribution.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company used a portion of the IPO proceeds together with proceeds from the redemption of Southwest Sports Group preferred units to repay debt and accrued interest of $325.0 million. This included the repayment to the lenders of the Company’s senior credit facilities of $192.3 million. In addition, the Company used a portion of the IPO proceeds to repay the debt and accrued interest and premiums of Sunrise Television Corp. (“Sunrise”) which was recorded at fair value of $166.0 million. A portion of the Sunrise debt, in the amount of a $33.3 million note held by affiliates of Hicks Muse, was exchanged for shares of the Company’s class B common stock. The Company repaid the balance of $132.7 million of the remaining Sunrise debt and accrued interest and premiums. In addition, the Company exchanged $54.4 million shares of Sunrise preferred stock held by affiliates of Hicks Muse for shares of the Company’s class B common stock and made a cash payment of $10.8 million to redeem the balance of Sunrise’ preferred stock held by another investor. The Company also used the proceeds to pay discounts, commissions and other expenses, including $6.2 million paid on May 2, 2002, and $7.3 million paid on August 23, 2002, to affiliates of Hicks Muse in connection with the termination of the Company’s monitoring and oversight agreement with such affiliates of Hicks Muse, and for general corporate purposes.

Note 4 — Available for Sale Securities

During the quarter ended March 31, 2003, the Company liquidated all of its available for sale securities for proceeds of $23.7 million. The amortized cost and fair value of the Company’s available-for-sale securities by major security type and class of security at December 31, 2002 was as follows (in thousands):

		Accrued
	Amortized	Investment	Fair
	Cost	Income	Value

Corporate debt securities	$7,627	$60	$7,687
Mortgage-backed securities	15,851	136	15,987

	$23,478	$196	$23,674

Note 5 — Acquisitions and Dispositions

UHF licenses. In December 2002 and June 2003, the Company acquired for $6.3 million the licenses to 700 MHz of spectrum currently allocated to television channels 54 and 59 in the following markets: Austin, Texas; Hartford-New Haven, Connecticut; Springfield, Massachusetts; Providence, Rhode Island; Grand Rapids, Michigan and various locations in Indiana, including Ft. Wayne and Lafayette. The spectrum can be utilized for any purpose other than analog television.

Sunrise Acquisition. On May 2, 2002, concurrent with the consummation of the Company’s IPO, the Company acquired all of the common stock of Sunrise. The Sunrise acquisition added seven stations to the Company’s operations, six of which are now owned and operated by the Company, one of which is subject to a proposed sale to Barrington Broadcasting pending FCC approval, and one station that is operated by the Company under a local marketing agreement. The Company issued 60,221 shares of class A common stock and 402,218 shares of class B common stock and options to acquire 3,688 shares of class A common stock with a value of approximately $10.3 million in exchange for all of Sunrise’s common stock and options. The Company has accounted for this transaction under the purchase method of accounting. On May 8, 2002, the Company contributed its investment in Sunrise to LIN Television through a capital contribution.

In conjunction with the acquisition of Sunrise, the Company sold to Smith Television of North Dakota, Inc. (“Smith Television”) the broadcast licenses of Sunrise’s North Dakota television stations for $1.0 million with the Company retaining the other operating assets and the cash flow provided by the

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

North Dakota television stations until August 23, 2002, on which date the Company sold these remaining assets and associated cash flows to Smith Television for $35.0 million.

WOTV-TV, WVBT-TV and WCTX-TV. The Company acquired the broadcast licenses and certain operating assets of WOTV-TV and WVBT-TV during the first quarter of 2002. The Company acquired the broadcast license of WCTX-TV during the second quarter of 2002. These business combinations were funded by available cash and were accounted for under the purchase method of accounting. The Company has been operating WOTV-TV, WVBT-TV, and WCTX-TV under local marketing agreements, since October 30, 1991, December 14, 1994, and December 9, 1994, respectively, and therefore, pro forma financial results would not differ significantly from actual results of operations.

The following table summarizes these acquisitions (in thousands):

					UHF	UHF
				Sunrise	Television	Television
	WOTV-TV	WVBT-TV	WCTX-TV	Television	Licenses	Licenses

Acquisition date	January 29, 2002	January 31, 2002	April 30, 2002	May 2, 2002	December 20, 2002	June 13, 2003

Fair value of assets and liabilities acquired:
Assets held for sale	$—	$—	$—	$37,850	$—	$—
Other current assets	—	—	—	20,491	—	—
Property and equipment	1,291	—	—	36,984	—	—
Goodwill	—	—	—	12,671	—	—
Broadcast licenses	1,581	3,029	4,739	166,613	4,293	1,980
Other long-term assets	—	—	—	5,613	—	—
Liabilities held for sale	—	—	—	(1,850)	—	—
Total other liabilities	—	—	—	(36,910)	—	—
Long-term debt and accrued interest and premiums	—	—	—	(166,038)	—	—
Preferred stock	—	—	—	(65,169)	—	—

Total purchase price, including direct acquisition expenses	$2,872	$3,029	$4,739	$10,255	$4,293	$1,980

On April 22, 2002, the Company sold its interest in WNAC-TV in Providence, Rhode Island, to Super Towers, Inc. in exchange for a $2.5 million promissory note due June 10, 2006. Interest on the note is calculated at 7% per annum and is payable annually commencing on December 31, 2002. The Company recognized a gain of $69,000 on the sale of WNAC-TV. The owner of Super Towers, Inc. is a relative of an executive officer of the Company. The Company continues to operate the station pursuant to a local marketing agreement.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Disposition of KRBC-TV and KACB-TV. On June 13, 2003, the Company sold the broadcast licenses and operating assets of KRBC-TV in Abilene, Texas and KACB-TV in San Angelo, Texas, for $10.0 million in cash to Mission Broadcasting, Inc. The operating results of these stations have been recorded as discontinued operations. The carrying amounts of the assets and liabilities of the television stations, as of December 31, 2002, are as follows:

Accounts receivable	$739
Program rights	(29)
Other current assets	8
Property and equipment, net	3,694
Intangible assets, net	6,194

Assets held for sale	$10,606

Accounts payable	$56
Program payable	83

Liabilities held for sale	$139

Concurrent with entering into the agreement to sell the stations, the Company entered into a local marketing agreement (“LMA”) with Mission, pursuant to which Mission began operating KRCB-TV and KACB-TV on January 1, 2003. Under the terms of the LMA, the Company transferred all economic benefit derived from the stations to Mission for the period from January 1, 2003 to June 13, 2003. Accordingly, the Company recorded a liability equal to the net operating results of the stations for the period from January 1, 2003 to June 13, 2003, the date the sale was completed, offsetting the results of discontinued operations in the Company’s statement of operations.

Note 6 — Discontinued Operations

On May 2, 2002, in conjunction with the acquisition of Sunrise, the Company sold to Smith Television the broadcast licenses of KVLY-TV in Fargo, North Dakota and KFYR-TV in Bismarck, North Dakota and its three satellite stations KMOT-TV in Minot, North Dakota, KUMV-TV in Williston, North Dakota and KQCD-TV in Dickinson, North Dakota for $1.0 million, with the Company retaining the other operating assets and the cash flows provided by the North Dakota television stations. On August 23, 2002, the Company sold these remaining assets to Smith Television for $35.0 million. Accordingly, the financial results of these television stations are accounted for as discontinued operations and the Company has recorded income from discontinued operations of approximately $40,000, net of a tax provision of $22,000 and gain from the sale of the discontinued operations of approximately $982,000, net of a tax provision of $425,000 for the year ended December 31, 2002.

In addition, as further described in Note 22-Subsequent Events, on January 8, 2004 the Company signed an asset purchase agreement with Pilot TV Acquisition Corporation for the sale of WEYI-TV. These financial statements and related footnotes have been reclassified to reflect the financial position and operations of WEYI-TV as discontinued for all periods presented. The cash flows associated with WEYI-TV are immaterial in all periods.

Note 7 — Equity Investments

The Company has investments in a number of ventures with third parties through which it has an interest in television stations in locations throughout the United States of America. The following presents the Company’s basis in these ventures (in thousands):

	2003	2002

NBC joint venture	$55,758	$58,411
WAND (TV) Partnership	10,250	13,141
Banks Broadcasting, Inc.	11,297	12,816

	$77,305	$84,368

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Joint Venture with NBC: The Company owns a 20.38% interest in a joint venture with NBC and accounts for its interest using the equity method, as the Company does not have a controlling interest. The Company received distributions of $7.5 million, $5.6 million and $6.6 million from the joint venture for the years ended December 31, 2003, 2002 and 2001 respectively. The following presents the summarized financial information of the joint venture (in thousands):

	Year Ended December 31,

	2003	2002	2001

Net revenues	$158,247	$170,890	$146,630
Operating income	89,691	102,226	49,880
Net income (loss)	23,985	38,057	(14,935)

	December 31,

	2003	2002

Current assets	$9,949	$24,111
Non-current assets	237,469	236,140
Current liabilities	725	544
Non-current liabilities	815,500	815,500

WAND (TV) Partnership: The Company has a 33.33% interest in a partnership, WAND (TV) Partnership, with Block Communications. The Company accounts for its interest using the equity method, as the Company does not have a controlling interest. The Company received $800,000 in distributions from the partnership in 2002 and did not receive any distributions in 2003 and 2001. The Company has also entered into a management services agreement with WAND (TV) Partnership to provide specified management, engineering and related services for a fixed fee. Included in this agreement is a cash management arrangement under which the Company incurs expenditures on behalf of WAND (TV) Partnership and is periodically reimbursed. Amounts due from the Company to WAND (TV) Partnership under this arrangement were approximately $64,000 as of December 31, 2003. Amounts due to the Company from WAND (TV) Partnership under this arrangement were approximately $187,000 as of December 31, 2002. The following presents the summarized financial information of the WAND (TV) Partnership (in thousands):

	Year Ended December 31,

	2003	2002	2001

Net revenues	$6,360	$8,087	$6,386
Operating (loss) income	(8,591)	1,431	(747)
Net income (loss)	(8,674)	1,450	(711)

	December 31,

	2003	2002

Current assets	$2,013	$2,137
Non-current assets	25,168	34,063
Current liabilities	405	751

Banks Broadcasting, Inc: The Company owns preferred stock that represents a 50% non-voting interest in Banks Broadcasting, Inc., which owns and operates KWCV-TV, a WB affiliate in Wichita, Kansas and KNIN-TV, a UPN affiliate in Boise, Idaho. The Company is able to exercise significant, but not controlling, influence over the activities of Banks Broadcasting, Inc. through representation on the Board of Directors and, therefore, accounts for its investment using the equity method. The Company has also entered into a management services agreement with Banks Broadcasting, Inc. to provide specified

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

management, engineering and related services for a fixed fee. Included in this agreement is a cash management arrangement under which the Company incurs expenditures on behalf of Banks Broadcasting, Inc. and is periodically reimbursed. Amounts due to the Company from Banks Broadcasting, Inc. under this arrangement were approximately $693,000 and $82,000 as of December 31, 2003 and 2002, respectively. The following presents the summarized financial information of Banks Broadcasting, Inc. (in thousands):

	Year Ended December 31,

	2003	2002	2001

Net revenues	$5,152	$5,270	$4,539
Operating loss	(2,193)	(1,731)	(2,426)
Net loss	(2,818)	(2,366)	(1,501)

	December 31,

	2003	2002

Current assets	$2,313	$2,588
Non-current assets	26,684	27,444
Current liabilities	2,361	1,067
Non-current liabilities	2,165	1,456
Redeemable preferred stock	3	3

Southwest Sports Group Holdings, LLC: On May 2, 2002, Southwest Sports Group Holdings, LLC, an entity in which affiliates of Hicks Muse have a substantial economic interest, redeemed all 500,000 Series A Preferred Units held by the Company for an aggregate redemption price of $60.8 million, resulting in a gain of approximately $3.8 million to the Company.

Other Investments: The Company recorded losses of approximately $250,000 and $2.8 million for the years ended December 31, 2003 and 2002, respectively, in other expenses on an investment in the equity of an internet company. These amounts reflect impairments of the Company’s initial investment as a result of a reduction in the value of the internet company, which in the opinion of management are other than temporary.

Note 8 —	Property and Equipment

Property and equipment consisted of the following at December 31 (in thousands):

	2003	2002

Land and land improvements	$14,112	$13,913
Buildings and fixtures	96,489	80,942
Broadcasting equipment and other	240,678	203,401

	351,279	298,256
Less accumulated depreciation	(154,105)	(96,478)

	$197,174	$201,778

The Company recorded depreciation expense in the amounts of $30.7 million, $27.6 million and $22.8 million for the years ended December 31, 2003, 2002 and 2001, respectively.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9 —	Intangible Assets

The following table summarizes the carrying amount of each major class of intangible assets at December 31 (in thousands):

	2003	2002

Amortized Intangible Assets:
LMA purchase options	$2,388	$1,412
Network affiliations	283	283
Income leases	393	393
Other intangible assets	2,022	—
Accumulated amortization	(1,873)	(695)

	3,213	1,393

Unamortized Intangible Assets:
Broadcast licenses	$1,083,948	$1,110,656
Goodwill	586,269	599,263

	1,670,217	1,709,919

Total intangible assets	$1,673,430	$1,711,312

Amortization expense was approximately $1.2 million for the year ended December 31, 2003. There was approximately $1.0 million, $572,000 and $344,000 of amortization expense recorded on the local marketing agreement (“LMA”) purchase options for the years ended December 31, 2003, 2002 and 2001, respectively. The Company expects that the LMA purchase option will be fully amortized in 2007. The Company has recorded approximately $178,000 and $120,000 of amortization expense on network affiliation agreements and income leases acquired in connection with the Sunrise Television acquisition for the years ended December 31, 2003 and 2002, respectively. The network affiliation agreements will be fully amortized by their expiration dates, which range from August 29, 2004 to December 31, 2010, and the income leases will be fully amortized by November 2006.

Other intangible assets represent intangible pension assets recognized when the Company recorded its minimum pension liability in accordance with SFAS No. 87, “Employers’ Accounting for Pensions”. When a new determination of the amount of additional liability is made by the Company, the related intangible asset and separate component of equity shall be eliminated or adjusted as necessary.

Based on the guidance included in SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company has ascribed an indefinite useful life to its broadcast licenses. This accounting treatment is based in part upon the Company’s belief that the cash flows from the ownership of its broadcast licenses are expected to continue indefinitely, as the Company intends to renew its licenses indefinitely and has demonstrated its ability to do so. The Company’s broadcast licenses are renewable every 8 years if the Company provides at least an average level of service to its customers and complies with the applicable Federal Communications Commission (“FCC”) rules and policies and the FCC Communications Act of 1934. The cost of renewal is not significant and historically there have been no compelling challenges to the Company’s renewal of licenses and the Company has no reason to expect that challenges will be brought in any future period.

In accordance with the provisions of SFAS No. 142, the Company has discontinued the amortization of goodwill and broadcast licenses. As required by SFAS No. 142, the Company completed a transitional impairment test for goodwill and broadcast licenses as of January 1, 2002 and also an annual impairment test as of December 31, 2002. As a result of these tests, an impairment loss of $47.2 million

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

($30.7 million, net of tax benefit) was recorded in the first quarter of 2002 to reflect the write-down of certain broadcast licenses to their fair value. The Company completed an annual impairment test as of December 31, 2003. As a result of this test, an impairment loss of $51.7 million was recorded in the fourth quarter of 2003 to reflect the write-down of certain broadcast licenses to their fair value. The following table shows, on a pro forma basis, what the Company’s net loss and net loss per common share would have been if SFAS No. 142 had been applied to the prior years, net of tax benefit (in thousands):

	2003	2002	2001

Reported net loss	$(90,390)	$(47,215)	$(61,721)
Addback: goodwill amortization, net of tax	—	—	10,455
Addback: intangible amortization, net of tax	—	—	17,447

Adjusted net loss	$(90,390)	$(47,215)	$(33,819)

Basic and diluted loss per share:
Reported net loss	$(1.81)	$(1.13)	$(2.40)
Addback: goodwill amortization	—	—	0.41
Addback: intangible amortization	—	—	0.68
Adjusted net loss	(1.81)	(1.13)	(1.32)

Note 10 —	Local Marketing Agreements

The Company has made commitments aggregating $3.3 million to pay future minimum periodic fees related to local marketing agreements for KNVA-TV and WNAC-TV and a purchase option agreement for KNVA-TV.

In addition to the purchase option agreement for KNVA-TV, the Company has a purchase option agreement to acquire WNAC-TV. If the Company exercises these options to acquire the broadcast licenses and related assets of KNVA-TV and WNAC-TV, the Company would pay approximately $3.3 million in the aggregate.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 11 —	Long-term Debt

Debt consisted of the following at December 31 (in thousands):

	December 31,

	2003	2002

Senior Credit Facilities	$193,500	$—
$205,000, 8% Senior Notes due 2008 (net of discount of $4,706 and $5,996 at December 31, 2003 and December 31, 2002, respectively)	200,294	204,004
$200,000, 6 1/2% Senior Subordinated Notes due 2013	200,000	—
$125,000, 2 1/2% Exchangeable Senior Subordinated Debentures due 2033 (net of discount of $18,427 at December 31, 2003)	106,573	—
$300,000, 8 3/8% Senior Subordinated Notes due 2008 (net of discount of $364 at December 31, 2002)	—	299,636
$276,000, 10% Senior Discount Notes due 2008 (net of discount of $4,443 at December 31, 2002)	—	271,557
$100,000, 10% Senior Discount Notes due 2008 (net of discount of $10,677 at December 31, 2002)	—	89,323

Total debt	700,367	864,520
Less current portion	7,000	106,154

Total long-term debt	$693,367	$758,366

Senior Credit Facilities

On February 7, 2003, the Company obtained a $175.0 million term loan, as part of an amendment to its existing credit facility. In connection with this amendment, the Company recorded approximately $1.2 million in deferred financing costs. In March 2003, the Company used the proceeds from the loan, a drawdown of $75.0 million from its existing revolving credit facility and cash on hand to retire the debt of the Company’s LIN Holdings Corp. subsidiary (“LIN Holdings”), consisting of $276.0 million aggregate principal amount of 10% Senior Discount Notes due 2008 and $100.0 million aggregate principal amount of 10% Senior Discount Add-On Notes due 2008. The Company incurred a charge of approximately $29.5 million related to the write-off of unamortized financing fees and discounts and associated costs as a result of the early extinguishment of LIN Holdings’ debt.

The repayment of the term loan began on September 30, 2003 with $1.75 million to be repaid each quarter until final maturity on December 31, 2007. The revolving credit facility is available until the scheduled termination date of March 31, 2005. Borrowings under the senior credit facilities bear interest at a rate based, at the Company’s option, on an adjusted LIBOR rate, plus an applicable margin range of 2.00% to 2.25% for the term loan and 1.50% to 2.75% for the revolving credit facility depending on whether the Company has met ratios specified in the senior credit agreement. The Company is required to pay quarterly commitment fees ranging from 0.375% to 0.750%, based upon the Company’s leverage ratio for that particular quarter, on the unused portion of the senior credit facilities, in addition to annual agency and other administration fees.

6 1/2% Senior Subordinated Notes

In May 2003, LIN Television issued $200.0 million aggregate principal amount at maturity of 6 1/2% Senior Subordinated Notes due 2013 in a private placement. LIN Television filed a registration statement with the Securities and Exchange Commission in January 2004 to register an exchange offer allowing holders of the 6 1/2% Senior Subordinated Notes to exchange their notes for notes with essentially identical terms. The

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

registered exchange offer closed in February 2004. The Company incurred $160,000 in penalty fees in connection with the delay of this registration. The 6 1/2% Senior Subordinated Notes were issued at par. The 6 1/2% Senior Subordinated Notes are unsecured and are subordinated in right of payment to all of LIN Television’s existing and future senior indebtedness, including its senior credit facilities and its 8% Senior Notes due 2008, and rank on parity in right of payment with all of its senior subordinated indebtedness, including its 2.50% Exchangeable Senior Subordinated Debentures due 2033. The 6 1/2% Senior Subordinated Notes are guaranteed, jointly and severally on an unsecured senior subordinated basis, by LIN TV Corp. and LIN Television’s direct and indirect, existing and future, domestic subsidiaries. Financing costs of $4.9 million were incurred in connection with the issuance and are being amortized over the term of the debt. Interest on the 6 1/2% Senior Subordinated Notes accrues at 6 1/2% per annum and is payable semi-annually in arrears commencing on November 15, 2003. LIN Television may redeem the 6 1/2% Senior Subordinated Notes at any time on or after May 15, 2008 at the redemption prices set forth below, (if redeemed during the 12 month period beginning on May 15 of each of the years set forth below):

Year	Price (as a percentage of outstanding principal amount)

2008	103.250%
2009	102.167%
2010	101.083%
2011 and thereafter	100.000%

LIN Television may also redeem up to 35% of the 6 1/2% Senior Subordinated Notes using proceeds of certain equity offerings completed before May 15, 2006 at 106.5% of the outstanding principal amount thereof plus accrued and unpaid interest to the redemption date.

The 6 1/2% Senior Subordinated Notes are also subject to early redemption provisions in the event of a change of control, which may require LIN Television to repurchase the 6 1/2% Senior Subordinated Notes at a price equal to 101% of the principal amount of the note, together with accrued and unpaid interest. The indenture governing the 6 1/2% Senior Subordinated Notes limits, among other things, the incurrence of additional indebtedness and issuance of capital stock; layering of indebtedness; the payment of dividends on, and redemption of, the Company’s capital stock; liens; mergers, consolidations and sales of all or substantially all of the Company’s assets; asset sales; asset swaps; dividend and other payment restrictions affecting restricted subsidiaries; and transactions with affiliates.

2.50% Exchangeable Senior Subordinated Debentures

In May 2003, LIN Television issued $125.0 million aggregate principal amount at maturity of 2.50% Exchangeable Senior Subordinated Debentures due 2033 in a private placement. The resale of the debentures and the shares of Class A common stock issuable upon conversion of the debentures were registered with the Securities Exchange Commission pursuant to a registration statement which became effective on January 16, 2004. The debentures are unsecured and subordinated in right of payment to all of LIN Television’s existing and future senior indebtedness including its senior credit facilities and 8% Senior Notes due 2008, and rank on a parity in right of payment with all of its senior subordinated indebtedness, including the 6 1/2% Senior Subordinated Notes due 2013. The debentures are guaranteed, jointly and severally on an unsecured senior subordinated basis, by LIN TV Corp. and LIN Television’s direct and indirect, existing and future, domestic restricted subsidiaries. Financing costs of $4.2 million were incurred in connection with the issuance and are being amortized over the term of the debt. Interest on the debentures accrues at 2.50% per annum and is payable semi-annually in arrears commencing on November 15, 2003. The Company may redeem for cash all or a portion of the debentures at any time on or after May 20, 2008 at a price equal to 100% of the principal amount of the debentures to be redeemed

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

plus accrued and unpaid interest. Holders of the debentures may require LIN Television to purchase all or a portion of their debentures on May 15, 2008, 2013, 2018, 2023 or 2028 at 100% of the principal amount, plus accrued and unpaid interest. The debentures are subject to early redemption provisions in the event of a fundamental change in which LIN TV Corp’s common stock is exchanged for or converted into consideration that is not all or substantially all common stock that is listed on a national securities exchange or quoted on Nasdaq. In addition, the indenture governing the debentures limits, among other things; the incurrence of additional indebtedness and issuance of capital stock; the payment of dividends on, and redemption of capital stock of certain of our subsidiaries; lines; mergers, consolidations and sales of all or substantially all of the assets of certain of the Company’s subsidiaries; asset sales; asset swaps; restricted payments and transactions with affiliates.

Contingent Interest. LIN Television will pay contingent interest to holders of the debentures during any six-month period from and including an interest payment date to but excluding the next interest payment date, commencing with the six-month period beginning May 15, 2008, if the average trading price of the debentures for a five-trading day measurement period immediately preceding the beginning of the applicable six-month period equals 120% or more of the principal amount. The contingent interest payable per $1,000 principal amount of debentures is 0.25% per annum. Any contingent interest will be payable on the interest payment date at the end of the relevant six-month period.

Exchange Rights. A holder may exchange each debenture for a number of shares of LIN TV class A common stock, equal to the exchange rate under the following conditions:

•	during any fiscal quarter commencing after June 30, 2003, if the closing sale price of LIN TV common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is more than 120% of the base exchange price (initially 120% of $37.28, or $44.7360);

•	during any period in which the credit rating assigned to the debentures by Standard & Poor’s Rate Services (“S&P”) is below B-, or the credit rating assigned to the debentures by Moody’s Investors Services (“Moody’s”) is below B3, or either S&P or Moody’s does not assign a rating to the debentures;

•	during the five business-day period after any five consecutive trading-day period in which the trading price per debenture for each day of that period was less than 98% of the product of the closing sale price of LIN TV common stock and the exchange rate of each such day;

•	if such debentures have been called for redemption; or

•	upon the occurrence of certain corporate transactions, such as a consolidation, merger or binding share exchange pursuant to which shares of LIN TV common stock would be converted into cash, securities or other property.

Exchange Rates. Prior to May 15, 2008, the exchange rate will be determined as follows:

•	if the applicable stock price is less than or equal to the base exchange price, the exchange rate will be the base exchange rate; and

•	if the applicable stock price is greater than the base exchange price, the exchange rate will be determined in accordance with the following formula; provided, however, in no event will the exchange rate exceed 46.2748, subject to the same proportional adjustment as the base exchange rate:

Base Exchange Rate +	(Applicable Stock Price - Base Exchange Price) Applicable Stock Price	× Incremental Share Factor

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On May 15, 2008, the exchange rate will be fixed at the exchange rate then in effect.

The “base exchange rate” is 26.8240, subject to adjustments, and the “base exchange price” is a dollar amount (initially $37.28) derived by dividing the principal amount per debenture by the base exchange rate. The “incremental share factor” is 23.6051, subject to the same proportional adjustment as the base exchange rate. The “applicable stock price” is equal to the average of the closing sale prices of LIN TV Corp.’s common stock over the five trading-day period starting the third trading day following the exchange date of the debentures.

In accordance with the terms of the registration rights agreements relating to the issuance of the 2.50% Exchangeable Senior Subordinated Debentures due 2033, the Company is required to pay substantial penalties to a holder of these debt instruments under specified circumstances, including, among others the failure to maintain an effective registration statement permitting the resale of the debentures and the shares of Class A common stock issuable upon conversion of the debentures for more than brief intervals.

These penalties are generally paid based on a percentage of the outstanding principal amount of the indebtedness or a percentage of the value of the underlying Class A common stock. The Company incurred penalties of $96,000 in the year ended December 31, 2003 for being unable to have the resale registration statement declared effective within the permitted time limit.

On June 13, 2003, the Company used the proceeds from the 6 1/2% Senior Subordinated Notes due in 2013 and the 2.50% Exchangeable Senior Subordinated Debentures due in 2033, and borrowings under the Company’s senior credit facilities to redeem all of its $300.0 million in outstanding aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2008. The Company incurred a charge of $23.6 million relating to the write-off of unamortized deferred financing costs and discounts and call premiums in connection with the redemption of the notes for the year ended December 31, 2003.

Embedded Derivative Features. The 2.50% Exchangeable Senior Subordinated Debentures have certain embedded derivative features that are required to be separately identified and recorded at fair value with a mark-to-market adjustment required each quarter. The value of these features on issuance of the debentures was $21.1 million and this amount was recorded as an original issue discount and is being accreted through interest expense over the period to May 2008. The derivative features are recorded at fair market value in other liabilities. The Company has recorded a gain on derivative instruments in connection with the mark-to-market of these derivative features of $2.6 million for the year ended December 31, 2003.

8% Senior Notes

LIN Television Corporation has $205.0 million outstanding in aggregate principal amount of 8% Senior Notes due January 15, 2008 as of December 31, 2003. Interest on these notes accrues at a rate of 8% and is payable semi-annually on January 15 and July 15 of each year. LIN Television Corporation may redeem some or all of these notes at any time on or after January 15, 2005. LIN Television Corporation may also redeem up to 35% of these notes using the proceeds of certain equity offerings completed before January 15, 2004.

These senior notes are general unsecured obligations and rank equally in right of payment with all of LIN Television Corporation’s existing and future senior indebtedness and senior in right of payment to all the Company’s existing and future subordinated indebtedness. Each of LIN Television Corporation’s direct and indirect, existing and future, domestic subsidiaries guarantee the senior notes on a senior basis. The indenture governing the senior notes contains a change of control provision which states, among other things, that upon a change of control the holders of these notes may require LIN Television Corporation to purchase all or a portion of its notes at a cash purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. In addition, the indenture

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

governing the senior notes limits, among other things; the incurrence of additional indebtedness and issuance of capital stock; the payment of dividends on, and redemption of capital stock of certain of LIN Television Corporation’s subsidiaries; liens; mergers, consolidations and sales of all or substantially all of the assets of certain of LIN Television Corporation’s subsidiaries; asset sales; asset swaps; restricted payments and transactions with affiliates.

On December 15, 2003 the Company used cash on hand to retire $5.0 million of LIN Television Corporation’s 8% Senior Notes due 2008. The Company incurred a charge of approximately $516,000 related to the write-off of unamortized discounts and associated costs as a result of the early extinguishment of debt.

Future principal payments in connection with the Senior Credit Facility, 8% Senior Notes, 6 1/2% Senior Subordinated Notes and 2.50% Exchangeable Senior Subordinated Debentures at December 31, 2003 are as follows (in thousands):

2004	$31,500
2005	7,000
2006	7,000
2007	172,500
2008	305,500
Thereafter	200,000

$723,500

The fair values of LIN Television Corporation’s long-term debt are estimated based on quoted market prices for the same or similar issues, or on the current rates offered to LIN Television Corporation for debt of the same remaining maturities. The carrying amounts and fair values of long-term debt were as follows at December 31 (in thousands):

	2003	2002

Carrying amount	$700,367	$864,520
Fair value	740,027	415,500

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of interest expense that is recorded during the period, which is paid in cash during the period or in subsequent periods, and the interest expense related to amortization of discount and deferred financing fees (in thousands):

	Year Ended December 31,

	2003	2002	2001

Senior Credit Facility	$7,194	$3,928	$24,029
$205,000 8% Senior Notes	16,783	16,800	9,100
$200,000 6 1/2% Senior Subordinated Notes	8,393	—	—
$125,000 2.50% Exchangeable Senior Subordinated Debentures	2,110	—	—
$300,000 8 3/8% Senior Subordinated Notes	11,448	25,125	25,125
$276,000 10% Senior Discount Notes	330	—	—
$100,000 10% Senior Discount Notes	194	—	—
Other	—	2,715	100

Interest expense before amortization of discount and deferred financing fees	46,452	48,568	58,354
Amortization of discount and deferred financing fees	14,053	47,207	39,292

Total interest expense	$60,505	$95,775	$97,646

Note 12 — Stockholders’ Equity

Stock Option Plans. Pursuant to the Company’s 1998 Option Plan, 2002 Stock Plan, Sunrise Option Plan and the 2002 Non-Employee Director Plan (collectively, the “Option Plans”) nonqualified options in LIN TV Corp. class A common stock have been granted to certain directors, officers and key employees of the Company. In addition, pursuant to the 2002 Non-Employee Director Stock Plan, 1,000 shares of the Company’s class A common stock were awarded to members of the Board of Directors for consideration of $0 per share, resulting in compensation expense of $22,000 for the year ended December 31, 2002.

Options granted under the Option Plans have exercise prices equal to or more than the fair market value of the underlying common stock at the date of grant. The Board of Directors, prior to May 2, 2002, in assessing the fair market value of common stock, considered factors relevant at the time, including recent third-party transactions, composition of the management team, recent hiring results, financial condition and operating results and the lack of a public market for the Company’s common stock.

Options granted under the Option Plans generally have straight-line vesting terms over four or five years and expire ten years from the date of grant. There were 4,865,000 shares authorized for grant under the four plans. At December 31, 2003, there were 1,127,000 shares available for future grant under the Option Plans.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides additional information regarding the Option Plans (shares in thousands):

	2003		2002		2001

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of period	2,957	$20.19	1,817	$18.96	1,836	$18.83
Granted	697	23.56	1,312	21.94	59	25.44
Exercised	(69)	19.34	(39)	17.43	—	—
Forfeited	(75)	22.12	(136)	22.16	(78)	20.86
Assumed in merger with Sunrise	—	—	3	51.55	—	—

Outstanding at end of period	3,510	20.83	2,957	20.19	1,817	18.96

Options exercisable at period-end	1,809		1,404		1,106

Weighted-average fair value of options granted during the period	$5.96		$6.79		$7.35

In addition to the option grants above, the Company granted unrestricted stock awards of 1,340 shares of class A common stock to certain employees for consideration of $0 per share, resulting in compensation expense of $31,248.

The following table summarizes information about the Option Plans at December 31, 2003 (shares in thousands):

	Options Outstanding			Options Exercisable

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$10.50 to $14.99	505	4.0	$11.49	504	$11.48
$15.00 to $19.99	10	4.2	18.70	10	18.70
$20.00 to $24.99	2,764	7.4	22.02	1,160	21.24
$25.00 to $29.99	230	6.9	26.25	134	26.25
$250.00 to $275.00	1	6.6	251.94	1	251.94

Phantom Stock Units Plan. Pursuant to the Company’s 1998 Phantom Stock Units Plan (“Phantom Stock Units Plan”), and as partial consideration for the acquisition of LIN Television by the Company in 1998, phantom units exercisable into shares of LIN TV class A common stock and with a $0 exercise price were issued to officers and key employees. As a non-compensatory element of the total purchase price of LIN Television, the phantom units are not subject to variable accounting and any cash paid on exercise of the phantom units is accounted for as a reduction to Additional Paid-in Capital.

The phantom units expire ten years from the date of issuance, are non-forfeitable, and are exercisable at a date selected by the holder within the ten-year term.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides additional information regarding the Phantom Stock Units Plan (shares in thousands):

	Year Ended December 31,

	2003	2002	2001

Outstanding at beginning of period	675	680	682
Exercised	(150)	(5)	(2)

Outstanding at end of period	525	675	680

Employee Stock Purchase Plan. Under the terms of LIN TV Corp.’s 2002 Employee Stock Purchase Plan, eligible employees of the Company may have up to 10% of eligible compensation deducted from their pay to purchase shares of LIN TV Corp.’s class A common stock. The per share purchase price is 85% of the average of the high and low per share trading price of LIN TV Corp.’s class A common stock on the New York Stock Exchange (“NYSE”) on the last trading day of each month during the offering period. During 2003, employees purchased 64,087 shares at a weighted average price of $19.49.

Note 13 — Restructuring Charge

During the second half of 2002, as a result of centralizing the master control transmission facilities in Indianapolis, Indiana and Springfield, Massachusetts, the Company recorded a pre-tax restructuring charge of approximately $909,000 for severance pay and benefits relating to the termination of 60 full time equivalent employees in the master control, sales support and business office areas. All employees had been informed of their termination benefits in the period that the charge was recorded. The Company recorded an additional $115,000 of restructuring charges in the year ended December 31, 2003. The Company has paid approximately $402,000 for severance pay and benefits through December 31, 2002 and $703,000 through December 31, 2003, and expects to pay the balance of approximately $321,000 during the first quarter of 2004.

Note 14 — Derivative Instruments

The Company’s 2.50% Exchangeable Senior Subordinated Debentures have certain embedded derivative features that are required to be separately identified and recorded at fair value with a mark-to-market adjustment required each quarter. The value of these features on issuance of the debentures was $21.1 million and this amount was recorded as an original issue discount and is being accreted through interest expense over the period to May 2008. The derivative features are recorded at fair market value in other liabilities. The Company has recorded a gain on derivative instruments in connection with the mark-to-market of these derivative features of $2.6 million for the year ended December 31, 2003.

In 2002 and 2001, the Company used interest rate collar, cap and swap arrangements, not designated as hedging instruments under SFAS No. 133 “Accounting for Derivative and Hedging Activities”, as amended, to mitigate the impact of the variability in interest rates in connection with its variable rate senior credit facilities and fixed rate senior notes. As of December 31, 2002, the Company held no derivative instruments. At December 31, 2001, the Company held derivative instruments with a notional amount of $430.0 million and the aggregate fair value of the instruments was a liability of $5.6 million. Other (income) expense for the years ended December 31, 2002 and 2001 includes a gain of $5.6 million and loss of $5.6 million, respectively, from the marking-to-market of these derivative instruments.

Note 15 — Related Party Transactions

Monitoring and Oversight Agreement. The Company was party to an agreement with Hicks Muse Partners, pursuant to which the Company agreed to pay Hicks Muse Partners an annual fee (payable

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

quarterly) for oversight and monitoring services. Hicks Muse Partners was also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to the Company. The annual fee was approximately $368,000 and $1.3 million for the years ended December 31, 2002 and 2001, respectively. The Company and Hicks Muse Partners agreed to terminate this agreement on May 2, 2002 in exchange for an aggregate fee of $16.0 million consisting of an amount payable in cash of $6.2 million, $7.1 million in a promissory note and vested warrants to purchase 123,466 shares of the Company’s class B common stock at a price of $0.01 valued at $2.7 million, which were exercised on May 8, 2003.

Financial Advisory Agreement. The Company is party to an agreement with Hicks Muse Partners pursuant to which the Company reimburses Hicks Muse Partners, an affiliate of Hicks Muse, for certain expenses incurred by it in connection with rendering services relating to acquisitions, sales, mergers, exchange offers, recapitalization, restructuring or similar transactions allocable to the Company. The Company incurred fees under this arrangement of $67,000, $89,000 and $46,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company was party to an agreement with Hicks Muse Partners, pursuant to which Hicks Muse Partners, prior to amending this agreement on May 2, 2002, received a fee equal to 1.5% of the total value of certain transactions in which the Company was involved and reimbursements of certain expenses. Transactions subject to this agreement included a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction. The Company did not incur any fees under this arrangement for the year ended December 31, 2002. The fees for the year ended December 31, 2001 was $539,000.

Other Investment. The Company’s Chief Executive Officer serves on the Board of Directors of an internet company in which the Company has invested. The Company incurred fees for internet services provided by this company of approximately $494,000, $551,000 and $568,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Local Marketing Agreement. The Company is party to a local marketing agreement with Super Towers, Inc., of which the President of Super Towers, Inc. is related to a LIN TV Corp. executive. The Company has paid Super Towers, Inc. approximately $110,000 and $100,000 for the years ended December 31, 2003 and 2002, respectively, in connection with its local marketing agreement for WNAC-TV. The Company has also paid Super Towers, Inc. $66,000 and $55,000 for the years ended December 31, 2003 and 2002, respectively, for various reimbursable expenses.

Note 16 — Retirement Plans

401(k) Plan. The Company provides a defined contribution plan (“401(k) Plan”) to substantially all employees. The Company makes contributions to employee groups that are not covered by another retirement plan sponsored by the Company. Contributions made by the Company vest based on the employee’s years of service. Vesting begins after six months of service in 20% annual increments until the employee is 100% vested after five years. The Company matches 50% of the employee’s contribution up to 6% of the employee’s total annual compensation. The Company contributed $2.2 million, $1.6 million and $1.2 million to the 401(k) Plan in the years ended December 31, 2003, 2002 and 2001, respectively.

Retirement Plans. The Company has a number of noncontributory defined benefit retirement plans covering certain of its employees in the United States and Puerto Rico. Contributions are based on periodic actuarial valuations and are charged to operations on a systematic basis over the expected average remaining service lives of current employees. The net pension expense is assessed in accordance with the advice of professionally qualified actuaries. The benefits under the defined benefit plans are based on years of service and compensation.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The benefit obligation, accumulated benefit obligation, and fair value of plan assets for retirement plans with accumulated benefit obligations in excess of plan assets, were $90.1 million, $83.2 million and $64.2 million at December 31, 2003, $76.7 million, $72.4 million and $55.4 million at December 31, 2002 and $2.8 million, $1.7 million and $0 at December 31, 2001, respectively.

The components of the net pension expense included in the financial statements and information with respect to the change in benefit obligation, change in plan assets, the funded status of the retirement plans and underlying assumptions are as follows:

Retirement Plans

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands, except
	percentages)
Change in benefit obligation
Benefit obligation, beginning of period	$76,711	$64,754	$58,553
Service cost	1,827	1,592	1,047
Interest cost	5,243	4,874	4,351
Plan amendments	122	1,596	—
Actuarial loss	8,920	7,111	3,141
Benefits paid	(2,754)	(3,216)	(2,338)

Benefit obligation, end of period	$90,069	$76,711	$64,754

Change in plan assets
Fair value of plan assets, beginning of period	$55,375	$65,514	$66,824
Actual return on plan assets	11,552	(6,924)	1,028
Employer contributions	36	—	—
Benefits paid	(2,754)	(3,215)	(2,338)

Fair value of plan assets, end of period	$64,209	$55,375	$65,514

Funded status of the plan	$(25,860)	$(21,337)	$810
Unrecognized actuarial gain (loss)	17,878	15,130	(4,982)
Unrecognized prior service cost	1,518	1,562	198

Total amount recognized and accrued benefit liability	$(6,464)	$(4,645)	$(3,974)

Amounts recognized in the balance sheets consist of:

	2003	2002

Accrued benefit cost	$(18,943)	$(4,645)
Intangible assets	2,020	—
Accumulated other comprehensive loss	10,459	—

Net amount recognized	$(6,464)	$(4,645)

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Components of Net Periodic Benefit Cost:

	2003	2002	2001

Service cost	$1,827	$1,592	$1,047
Interest cost	5,243	4,874	4,351
Expected return on plan assets	(5,631)	(5,730)	(5,478)
Amortization of prior service cost	166	157	12
Amortization of net loss (gain)	250	(142)	(638)
Transition amount recognized	—	—	(329)

Net periodic benefit cost	$1,855	$751	$(1,035)

Assumptions:

Weighted-average assumptions used to determine benefit obligation at December 31:

	2003	2002	2001

Discount rate	6.00-6.25%	6.75%	7.25-8.00%
Expected long term rate of return on plan assets	8.25%	8.25%	8.25%
Rate of compensation increase	4.00-5.00%	4.00-5.00%	4.00-5.00%

Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:

	2003	2002	2001

Discount rate	6.75%	7.25-8.00%	7.50-8.00%
Expected long term rate of return on plan assets	8.25%	8.25%	8.25%
Rate of compensation increase	4.00-5.00%	4.00-5.00%	4.00-5.00%

Accumulated other comprehensive loss

The Company recorded $10.5 million in accumulated other comprehensive loss attributable to its minimum pension liability as of December 31, 2003. There was no accumulated other comprehensive income or loss as of December 31, 2002 and 2001.

The Company’s pension plan assets are invested in a manner consistent with the fiduciary standards of ERISA. Plan investments are made with the safeguards and diversity to which a prudent investor would adhere and all transactions undertaken are for the sold benefit of plan participants and their beneficiaries.

The Company’s investment objective is to obtain the highest possible return commensurate with the level of assumed risk. Fund performances are compared to benchmarks including the S&P 500 Index, S&P MidCap Index, Russell 2000 Index, MSCI EAFE Index, and Lehman Brothers Aggregate Bond Index. The expected long-term rate of return on plan assets was made considering the Retirement Plan’s asset mix, historical returns on equity securities, and expected yields to maturity for debt securities.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The asset allocation for the Retirement Plan at December 31, 2003 and 2002 and the target allocation for December 31, 2004, by asset category, are as follows:

		Percentage of
		Plan Assets at
	Target	December 31,
	Allocation
Asset Category	2004	2003	2002

Equity securities	60-70%	70%	68%
Debt securities	30-40%	30%	32%

	100%	100%	100%

Contributions. The Company does not currently have minimum funding requirements, as set forth in ERISA and federal tax laws. The Company did not contribute to the Retirement Plan in 2003, but does anticipate contributing $1.2 million to the Retirement Plan in 2004.

Note 17 — Commitments and Contingencies

Commitments. The Company leases land, buildings, vehicles and equipment under non-cancelable operating lease agreements that expire at various dates through 2011. Commitments for non-cancelable operating lease payments at December 31, 2003 are as follows (in thousands):

2004	$661
2005	545
2006	493
2007	416
2008	178
Thereafter	2,828

$5,121

Rent expense included in the consolidated statements of operations was $1.6 million, $1.6 million and $1.0 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company has entered into commitments for future syndicated news, entertainment, and sports programming. Future payments associated with these commitments at December 31, 2003 are as follows (in thousands):

2004	$21,574
2005	15,881
2006	9,502
2007	5,675
2008	1,415
2009	1,033
Thereafter	1,278

Total obligations	56,358
Less recorded contracts	34,268

Future contracts	$22,090

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contingencies

GECC Note. GECC provided debt financing in connection with the formation of the joint venture with NBC in the form of an $815.5 million 25-year non-amortizing senior secured note bearing an initial interest rate of 8.0% per annum. During the last five years, the joint venture has produced cash flows to support the interest payments and to maintain minimum levels of required working capital reserves. In addition, the joint venture has made cash distributions to the Company and to NBC from the excess cash generated by the joint venture of approximately $32.3 million on average each year during the past three years. Accordingly, the Company expects that the interest payments on the GECC note will be serviced solely by the cash flow of the joint venture. The GECC note is not an obligation of the Company, but is recourse to the joint venture, the Company’s equity interests therein and to LIN TV Corp., pursuant to a guarantee. If the joint venture were unable to pay principal or interest on the GECC note and GECC could not otherwise get its money back from the joint venture, GECC could require LIN TV Corp. to pay the shortfall of any outstanding amounts under the GECC note. If this happened, the Company could experience material adverse consequences, including:

•	GECC could force LIN TV Corp. to sell the stock of LIN Television held by LIN TV Corp. to satisfy outstanding amounts under the GECC note;

•	if more than 50% of the ownership of LIN Television had to be sold to satisfy the GECC Note, it could cause an acceleration of the Company’s senior credit facilities and other outstanding indebtedness; or

•	if the GECC note is prepaid because of an acceleration on default or otherwise, or if the note is repaid at maturity, the Company may incur a substantial tax liability.

The joint venture is approximately 80% owned by NBC, and NBC controls the operations of the stations through a management contract. Therefore, the operation and profitability of those stations and the likelihood of a default under the GECC note are primarily within NBC’s control.

Litigation. The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company’s management, none of such litigation as of December 31, 2003 is likely to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 18 — Income Taxes

The Company files a consolidated federal income tax return. Provision for (benefit from) income taxes included in the accompanying consolidated statements of operations consisted of the following (in thousands):

	Year Ended December 31,

	2003	2002	2001

Current:
Federal	$—	$376	$—
State	823	750	859
Foreign	3,168	2,240	110

	3,991	3,366	969

Deferred:
Federal	3,652	12,134	(23,199)
State	(295)	4,974	(128)
Foreign	1,881	5,027	1,731

	5,238	22,135	(21,596)

	$9,229	$25,501	$(20,627)

The components of the (loss) income before income taxes were as follows (in thousands):

	Year Ended December 31,

	2003	2002	2001

United States of America	$(92,611)	$(8,922)	$(87,982)
Foreign	11,255	15,338	5,634

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	$(81,356)	$6,416	$(82,348)

The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to (loss) income before income taxes to the actual provision for (benefit from) income taxes (in thousands):

	Year Ended December 31,

	2003	2002	2001

(Benefit) provision assuming federal statutory rate	$(28,475)	$2,246	$(28,838)
State taxes, net of federal tax benefit	382	843	430
Amortization	—	—	6,452
Foreign taxes, net of federal tax benefit	2,727	4,196	964
Change in valuation allowance	33,787	17,546	—
Other	808	670	365

	$9,229	$25,501	$(20,627)

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of the net deferred tax liability are as follows at December 31 (in thousands):

	As of December 31,

	2003	2002

Deferred tax liabilities:
Intangible assets	$243,539	$234,496
Property and equipment	19,653	21,726
Equity Investments	266,589	267,935

	529,781	524,157

Deferred tax assets:
Net operating loss carryforwards	(78,447)	(39,456)
Valuation allowance	83,418	42,511
Other	(7,164)	(16,624)

	(2,193)	(13,569)

Net deferred tax liabilities	$527,588	$510,588

The Company maintains a full valuation allowance against its net deferred tax asset position because management believes it is more likely then not that their net deferred tax assets will not be realized in the future. The Company’s valuation allowance increased $41.0 million during 2003.

The Company records deferred tax liabilities relating to the difference in the book basis and tax basis of goodwill and intangibles. Prior to January 1, 2002, the reversals of those deferred tax liabilities were utilized to support the recognition of deferred tax assets (primarily consisting of net operating loss carryforwards) recorded by the Company. As a result of the adoption of SFAS No. 142, those deferred tax liabilities will no longer reverse on a scheduled basis and can no longer be utilized to support the realization of deferred tax assets.

Included in the Company’s total valuation allowance is a $28.2 million valuation allowance on the deferred tax assets recorded in connection with the acquisition of Sunrise Television. This valuation allowance increased $2.8 million during 2003 as a result of a re-evaluation of the accounting for the acquisition of Sunrise Television (see Note 1 to the Consolidated Financial Statements). These entries have no impact on the Company’s cash flows.

At December 31, 2003, the Company had a federal net operating loss carryforward of approximately $207.6 million that begins to expire in 2019. The Company also has net operating loss carryforwards in Puerto Rico of $3.5 million, which expire between 2005 through 2007. Under the provisions of the Internal Revenue Code, future substantial changes in the Company’s ownership could limit the amount of net operating loss carryforwards that could be used annually to offset future taxable income and income tax liability.

The Company had net cash tax payments of $5.8 million, $1.0 million and $1.0 million for the years ended December 31, 2003, 2002 and 2001, respectively. These net cash tax payments include $116,524, $600,000 and $144,402 in refunds for the years ended December 31, 2003, 2002 and 2001, respectively.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 19 — Unaudited Quarterly Data

	Quarter Ended

	March 31,	June 30,	September 30,	December 31,
	2003	2003	2003	2003

Net revenues	$73,627	$89,204	$84,278	$95,304
Operating income (loss)	11,549	24,481	20,771	(27,094)
(Loss) income from continuing operations	(38,453)	(8,257)	11,823	(46,469)
Loss (gain) from sale of discontinued operations, net of tax	—	652	(864)	—
Net (loss) income	(40,867)	(11,245)	5,888	(44,166)

Basic and Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.82)	$(0.21)	$0.11	$(0.88)
Loss (gain) from sale of discontinued operations, net of tax	—	0.01	(0.01)	—
Net (loss) income	(0.82)	(0.23)	0.12	(0.88)

	Quarter Ended

	March 31,	June 30,	September 30,	December 31,
	2002	2002	2002	2002

Net revenues	$62,523	$87,830	$89,908	$103,719
Operating income	14,170	30,024	27,790	36,131
(Loss) income from continuing operations before cumulative effect of change in accounting principle	(25,720)	(10,111)	4,760	37,487
(Income) loss from discontinued operations, net of tax	—	(688)	(172)	(717)
Gain from sale of discontinued operations, net of tax	—	—	(982)	—
Cumulative effect of change in accounting principle, net of tax	30,689		—	—
Net (loss) income	(56,409)	(9,423)	5,914	12,703

Basic and Diluted (loss) income per common share:
(Loss) income from continuing operations before cumulative effect of change in accounting principle	$(1.00)	$(0.23)	$0.10	$0.25
Loss from discontinued operations, net of tax	—	(0.01)	(0.01)	—
Cumulative effect of change in accounting principle, net of tax	(1.19)	—	—	—
Net (loss) income	(2.20)	(0.23)	0.12	0.25

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 20 — Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,

	2003	2002	2001

Cash paid for interest	$52,722	$48,435	$50,348
Cash paid for income taxes	5,758	1,029	1,048
Cash investing activities:
On June 5, 2001, the Company acquired WNAC-TV for $2.5 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets			2,500
Note issued			(2,500)

Liabilities assumed			—

On July 25, 2001, the Company acquired WNLO-TV for $26.0 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets			26,044
Cash paid			(26,044)

Liabilities assumed			—

On August 2, 2001, the Company acquired the common stock of S&E Network, Inc. for $26.0 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets			11,736
Cash paid			(11,699)

Liabilities assumed			37

On January 29, 2002, the Company acquired the broadcast license, property and equipment of WOTV-TV for $2.9 million, a station the Company had been operating under a local marketing agreement since October 30, 1991. In conjunction with this acquisition, liabilities were assumed as follows:

Fair value of assets acquired and intangible assets		2,872
Cash paid		(2,872)

Liabilities assumed		—

On January 31, 2002, the Company acquired the broadcast license of WVBT-TV for $3.0 million, a station the Company had been operating under a local marketing agreement since December 14, 1994. In conjunction with this acquisition, liabilities were assumed as follows:

Fair value of assets acquired and intangible assets		3,029
Cash paid		(3,029)

Liabilities assumed		—

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,

	2003	2002	2001

On April 30, 2002, the Company acquired the broadcast license of WCTX-TV for $4.7 million, a station the Company had been operating under a local marketing agreement since December 9, 1994. In conjunction with this acquisition, liabilities were assumed as follows:

Fair value of assets acquired and intangible assets		4,739
Cash paid		(4,739)

Liabilities assumed		—

On May 2, 2002, the Company acquired Sunrise Television Corp. for $10.3 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets		267,551
Value of common stock in exchange for Sunrise		(10,255)

Liabilities assumed		(257,296)

Note 21 — Valuation and Qualifying Accounts

	Balance at	Charged to		Balance at
	Beginning of Period	Operations	Deductions	End of Period

Year ended December 31, 2003
Allowance for doubtful accounts	$2,562	$(198)	$718	$1,646
Year ended December 31, 2002
Allowance for doubtful accounts	$1,802	$1,781	$1,021	$2,562
Year ended December 31, 2001
Allowance for doubtful accounts	$1,679	$1,069	$946	$1,802

Note 22 — Subsequent Events

On January 8, 2004, the Company signed an asset purchase agreement with Pilot TV Acquisition Corporation for the sale of WEYI-TV, the NBC affiliate serving Flint, Michigan for $24.0 million. This transaction is subject to the Federal Communications Commission’s approval and is expected to be completed by the middle of 2004. Accordingly, the Company will classify the assets and liabilities associated with this station as held for sale on its balance sheet and the operating results as discontinued operations on its statement of operations in its financial statements for the quarter ended March 31, 2004.

LIN TV CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The carrying amounts of the assets and liabilities of this station as of December 31, 2003 and 2002 are as follows (in thousands):

	2003	2002

Accounts receivable, net	$1,391	$1,508
Program rights	415	367
Other current assets	8	—
Property and equipment, net	5,875	6,294
Intangible assets, net	18,760	17,086
Network affiliations, net	76	87

Total Assets	$26,525	$25,342

Accounts payable	$192	$602
Program payable	414	355
Other accruals	571	311

Total Liabilities	$1,177	$1,268

The following presents the summarized financial information of WEYI-TV (in thousands):

	December 31,

	2003	2002

Net revenues	$7,116	$5,614
Operating income	845	1,545
Net (loss) income	(17)	1,537

On January 14, 2004, the Company purchased WIRS-TV in Yauco, Puerto Rico from Marantha Christian Network, Corporation for a total purchase price of $4.5 million.

On January 30, 2004, the Company signed an asset purchase agreement for the broadcast license and certain operating assets of WTIN-TV in Ponce, Puerto Rico from Laura Nicolau for a total purchase price of $5.0 million, subject to FCC approval, which it expects to be completed by the middle of 2004.

In January 2004 the Company drew down funds from its revolving credit facility to retire $24.5 million of its 8% Senior Notes due 2008. The Company incurred a charge of approximately $2.4 million related to the write-off of unamortized discounts and associated costs as a result of the early extinguishment of debt.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder

of LIN Television Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder’s equity and cash flows present fairly, in all material respects, the financial position of LIN Television Corporation and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

February 24, 2004, except for the last paragraph of Note 6 and the first three paragraphs of Note 22, as to which the date is January 18, 2005.

LIN TELEVISION CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$9,475	$143,860
Available for sale securities	—	23,674
Accounts receivable, less allowance for doubtful accounts (2003 — $1,646; 2002 — $2,562)	70,949	69,828
Program rights	17,398	14,348
Assets held for sale	26,525	35,948
Other current assets	3,216	1,631

Total current assets	127,555	289,289
Property and equipment, net	197,174	201,778
Deferred financing costs	14,332	25,796
Equity investments	77,305	84,368
Program rights	11,292	8,753
Goodwill	586,269	599,263
Broadcast licenses	1,083,948	1,110,656
Other intangible assets, net	3,213	1,393
Other assets	14,822	13,074

Total Assets	$2,115,910	$2,334,370

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$7,000	$106,154
Accounts payable	6,977	11,063
Accrued income taxes	320	7,104
Accrued interest expense	9,846	16,236
Accrued sales volume discount	6,075	5,415
Other accrued expenses	12,852	21,992
Liabilities held for sale	1,177	1,407
Program obligations	22,770	15,524

Total current liabilities	67,017	184,895
Long-term debt, excluding current portion	693,367	758,366
Deferred income taxes, net	527,588	510,588
Program obligations	11,498	8,185
Other liabilities	54,306	12,131

Total liabilities	1,353,776	1,474,165

Contingencies (Note 17)
Stockholder’s equity:
Common stock, $0.01 par value: 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	1,067,398	1,064,620
Accumulated deficit	(294,805)	(204,415)
Accumulated other comprehensive loss	(10,459)	—

Total stockholder’s equity	762,134	860,205

Total liabilities and stockholder’s equity	$2,115,910	$2,334,370

The accompanying notes are an integral part of the consolidated financial statements

LIN TELEVISION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Net revenues	$342,413	$343,980	$271,038
Operating costs and expenses:
Direct operating (excluding depreciation of $30.7 million, $27.6 million and $22.8 million for the years ended December 31, 2003, 2002 and 2001, respectively)	96,618	94,871	81,373
Selling, general and administrative	88,876	78,745	64,630
Amortization of program rights	24,441	20,566	21,847
Corporate	16,101	12,508	8,436
Restructuring charge	115	909	—
Depreciation and amortization of intangible assets	31,890	28,266	65,925
Impairment of broadcast licenses	51,665	—	—

Total operating costs and expenses	312,706	235,865	242,211

Operating income	29,707	108,115	28,827
Other (income) expense:
Interest expense	60,505	95,775	97,646
Investment income	(1,015)	(3,131)	(3,950)
Share of (income) loss in equity investments	(478)	(6,328)	4,121
(Gain) loss on derivative instruments	(2,620)	(5,552)	5,552
Gain on redemption of investment in Southwest Sports Group	—	(3,819)	—
Fee on termination of Hicks Muse agreements	—	16,000	—
Loss on early extinguishment of debt	53,621	5,656	6,810
Other, net	1,050	3,098	996

Total other expense, net	111,063	101,699	111,175

(Loss) income from continuing operations before provision for (benefit from) income taxes and cumulative effect of change in accounting principle	(81,356)	6,416	(82,348)
Provision for (benefit from) income taxes	9,229	25,501	(20,627)

Loss from continuing operations before cumulative effect of change in accounting principle	(90,585)	(19,085)	(61,721)
Discontinued operations:
Loss (income) from discontinued operations, net of tax provision of $824 and $22 for the year ended December 31, 2003 and 2002, respectively	17	(1,577)	—
Gain from sale of discontinued operations, net of tax provision of $109 for the year ended December 31, 2003 and $425 for the year ended December 31, 2002	(212)	(982)	—
Cumulative effect of change in accounting principle, net of tax benefit of $16,525	—	30,689	—

Net loss	$(90,390)	$(47,215)	$(61,721)

The accompanying notes are an integral part of the consolidated financial statements.

LIN TELEVISION CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

					Accumulated
	Common Stock		Additional		Other	Total
			Paid-In	Accumulated	Comprehensive	Stockholder’s	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Equity	Loss

	(In thousands, except for number of shares)
Balance at January 1, 2001	1	$—	$561,669	$(95,479)	$—	$466,190	—
Charge for payments on exercises of phantom stock units	—	—	(38)	—	—	(38)
Tax benefit from exercises of stock options	—	—	223	—	—	223
Net loss	—	—	—	(61,721)	—	(61,721)	$(61,721)

Comprehensive loss — 2001							$(61,721)

Balance at December 31, 2001	1	—	561,854	(157,200)	—	404,654
Capital contribution from LIN TV Corp. in connection with initial public offering, net of fees	—	—	399,944	—	—	399,944
Capital contribution from LIN TV Corp. of Sunrise debt and preferred stock liabilities	—	—	87,666	—	—	87,666
Capital contribution from LIN TV Corp. in connection with the termination of agreements with Hicks Muse			2,714			2,714
Capital contribution from LIN TV Corp. of Sunrise Television Corp.’s assets and liabilities	—	—	10,255	—	—	10,255
Net proceeds from exercises of stock options and phantom stock units and employee stock purchase plan insurances	—	—	1,138	—	—	1,138
Tax benefit from exercises of stock options			155			155
Charge for stock-based compensation	—	—	894	—	—	894
Net loss	—	—	—	(47,215)	—	(47,215)	(47,215)

Comprehensive loss — 2002							$(47,215)

Balance at December 31, 2002	1	—	1,064,620	(204,415)	—	860,205
Minimum additional pension liability	—	—	—	—	(10,459)	(10,459)	$(10,459)
Net Proceeds from exercises of stock options and phantom stock units and employee stock purchase plan issuances	—	—	2,631	—	—	2,631
Charge for stock-based compensation	—	—	147	—	—	147
Net loss	—	—	—	(90,390)	—	(90,390)	(90,390)

Comprehensive loss — 2003							$(100,849)

Balance at December 31, 2003	1	$—	$1,067,398	$(294,805)	$(10,459)	$762,134

The accompanying notes are an integral part of the consolidated financial statements.

LIN TELEVISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Net loss	$(90,390)	$(47,215)	$(61,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including amortization of financing costs and note discounts)	46,666	75,688	105,210
Loss on extinguishment of debt	53,621	5,656	6,810
Amortization of program rights	24,835	20,759	21,847
Program payments	(23,029)	(22,475)	(22,386)
Interest and appreciation on Southwest Sports Group preferred units	—	(4,819)	(3,000)
Tax benefit from exercises of stock options	—	155	223
Employee stock-based compensation	147	894	—
Deferred income taxes and utilization of previously unrecognized acquired net operating losses, net	6,082	22,493	(21,749)
Impairment of intangible assets, net of tax benefit in 2002	51,665	30,689	—
Net loss (gain) on disposition of property and equipment	1,615	(107)	1,128
(Gain) loss on derivative instruments	(2,620)	(5,552)	5,552
Share of loss (income) in equity investments	(478)	(6,328)	4,121
Provision for doubtful accounts	(1,011)	1,032	123
Other non-cash items	21	12,394	—
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	7	(4,210)	447
Program rights, net of program obligations	3,175	(2,246)	(523)
Other assets	(3,344)	5,045	2,245
Accounts payable	(4,496)	(1,348)	488
Accrued income taxes	(6,784)	1,109	(97)
Accrued interest expense	(6,390)	(5,857)	8,693
Accrued sales volume discount	660	1,595	(908)
Other accrued expenses	2,586	(2,322)	(4,311)

Net cash provided by operating activities	52,538	75,030	42,192

INVESTING ACTIVITIES:
Capital expenditures	(28,357)	(39,275)	(21,503)
Proceeds from disposals of property and equipment	57	74	923
Proceeds from sale of broadcast licenses and related operating assets	10,000	38,500	—
Investment in equity investments	—	(1,850)	(1,500)
Cash and cash equivalents acquired through merger with Sunrise Television	—	—	—
Capital distributions from equity investments	7,540	6,405	6,583
Payments for business combinations, net of cash acquired	(1,980)	(7,916)	(40,879)
Proceeds from redemption of Southwest Sports Group preferred units	—	60,819	—
Other investments and deposits	(1,202)	88	—
Proceeds from (purchase of) short-term investments	23,691	(23,478)	—

Net cash provided by (used in) investing activities	9,749	33,367	(56,376)

FINANCING ACTIVITIES:
Net proceeds (payments) on exercises of employee stock options and phantom stock units and employee stock purchase plan issuances	2,631	1,138	(38)
Redemption of Sunrise Television preferred stock	—	(10,829)	—
Capital contributions from LIN TV Corp.	—	399,944	—
Proceeds from long-term debt	500,000	—	267,015
Financing costs and associated with proceeds from long-term debt	(10,347)	—	—
Net proceeds (payments) from revolver debt	22,000	(10,000)	13,000
Principal payments on long-term debt	(684,500)	(354,901)	(256,389)
Principal payments on short-term debt	—	(7,125)	—
Cash expenses associated with early extinguishment of debt	(26,456)	—	—

Net cash (used in) provided by financing activities	(196,672)	18,227	23,588

Net (decrease) increase in cash and cash equivalents	(134,385)	126,624	9,404
Cash and cash equivalents at the beginning of the period	143,860	17,236	7,832

Cash and cash equivalents at the end of the period	$9,475	$143,860	$17,236

The accompanying notes are an integral part of the consolidated financial statements.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

LIN Television Corporation (“LIN Television”) is a television station group operator in the United States and Puerto Rico. LIN Holdings and its subsidiaries are affiliates of Hicks, Muse, Tate & Furst Incorporated (“Hicks Muse”). LIN TV Corp. is the parent company of LIN Holdings and its subsidiaries.

On December 17, 2003, LIN Television completed its acquisition of all the capital stock of LIN Holdings Corp. by means of a merger, with LIN Television the surviving entity. These consolidated financial statements reflect the combined financial position, operating results and cash flows of LIN Television and LIN Holdings Corp. as if they had been combined for all periods.

LIN TV Corp. guarantees all debt of LIN Television Corporation except for its $205.0 million aggregate principal amount of 8% Senior Notes due 2008. (See Note 11). All of the consolidated subsidiaries of LIN Television Corporation fully and unconditionally guarantee all the Company’s debt on a joint and several basis.

Certain reclassifications have been made to the prior financial statements to conform to the current period financial statement presentation.

The Company has revised its original valuation of the broadcast licenses acquired in connection with its purchase of Sunrise Television Corp. as of May 2, 2002. This revision to the original valuation modifies certain assumptions to better reflect those normally expected in the application of a discounted cash flow model used to value broadcast licenses. The revised appraisal increases the initial carrying amounts of the acquired licenses.

The Company identified adjustments relating to its previously filed quarterly financial statements in 2003 and 2002, arising as a result of this revised valuation. The Company has concluded that the effects of these adjustments are not material individually or in the aggregate to any quarters in 2003 or 2002. Accordingly, the quarterly financial statements have not been restated. Instead, these adjustments, that aggregate $189,000 on an after-tax basis, have been recorded effective July 1, 2003. The amounts of these adjustments are as follows:

(i) The reclassification of $11.9 million from goodwill to broadcast licenses ($24.7 million) and deferred income taxes, net ($12.8 million);

(ii) An incremental tax provision of $675,000; and

(iii) An incremental gain from the sale of discontinued operations of $864,000, net of tax, related to the Company’s disposal of KRBC-TV and KACB-TV in June 2003.

These entries have no impact on the Company’s reported cash flows.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. The Company’s actual results could differ from these estimates. Estimates are used when accounting for the collectability of receivables and valuing intangible assets, amortization and impairment of program rights, barter transactions and net assets of businesses acquired.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. The Company’s excess cash is invested primarily in short-term U.S. Government securities and money market funds.

Short-Term Investments

All of the Company’s short-term investments are designated as available for sale and are reported at market value. Unrealized gains and losses on available for sale securities are included in stockholders’ equity as a component of accumulated other comprehensive income or loss. Dividends and interest, as well as amortization of premium or discount arising at acquisition are included in earnings. Realized gains and losses on available for sale securities are also reported in earnings.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally 20 to 30 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is reflected in the determination of net loss. Expenditures for maintenance and repairs are expensed as incurred.

Equity Investments

The Company’s equity investments are accounted for on the equity method, as the Company does not have a controlling interest. Accordingly, the Company’s share of the net loss or income of its equity investments is included in consolidated net loss.

Revenue Recognition

Broadcast revenue is recognized during the financial statement period in which advertising is aired. Barter revenue is accounted for at the fair value of the assets or services received, or the advertising time surrendered, whichever is more clearly evident. Management judgment is required to determine which value is more clearly evident. Barter revenue is recorded at the time the advertising is broadcast, and barter expense is recorded at the time the assets or services are used. The Company recognized barter revenue in the amounts of $11.2 million, $12.4 million and $12.2 million in the years ended December 31, 2003, 2002 and 2001, respectively. The Company incurred barter expense in the amounts of $10.7 million, $12.3 million and $12.0 million in the years ended December 31, 2003, 2002 and 2001, respectively.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amounts of $4.6 million, $4.5 million and $4.7 million in the years ended December 31, 2003, 2002 and 2001, respectively.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangible Assets

Intangible assets include broadcast licenses, network affiliations and goodwill. The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002. SFAS No. 142 requires, among other things, the discontinuance of the amortization of goodwill and indefinite life intangible assets and the introduction of impairment testing in its place.

The Company tests the impairment of its broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash flow valuation method, assuming a hypothetical startup scenario, that excludes network compensation payments.

The Company tests the impairment of its goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of a station with its carrying amount, including goodwill. The fair value of a station is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical performance of the station and prevailing values in the markets for broadcasting properties. If the fair value of the station exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the station exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by a notional reperformance of the purchase price allocation using the station’s fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

An impairment assessment of enterprise level goodwill could be triggered by a significant reduction in operating results or cash flows at one or more of the Company’s television stations, or a forecast of such reductions, a significant adverse change in the advertising marketplaces in which the Company’s television stations operate, or by adverse changes to Federal Communications Commission ownership rules, amongst others.

The future value of the Company’s broadcast licenses could be significantly impaired by the loss of corresponding network affiliation agreements, or vice versa. Accordingly, such an event could trigger an assessment of the carrying value of the broadcast licenses.

Network Affiliations

Different broadcast companies may use different assumptions in valuing acquired broadcast licenses and their related network affiliations than those used by the Company. These different assumptions may result in the use of different valuation methods that can result in significant variances in the amount of purchase price allocated to these assets between broadcast companies.

The Company believes that the value of a television station is derived primarily from the attributes of its broadcast license. These attributes have a significant impact on the audience for network programming in a local television market compared to the national viewing patterns of the same network programming. These attributes and their impact on audiences can include:

•	The scarcity of broadcast licenses assigned by the Federal Communication Commission to a particular market determines how many television networks and other program sources are viewed in a particular market.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	The length of time the broadcast license has been broadcasting. Television stations that have been broadcasting since the late 1940s, generally channels two to thirteen, are viewed more often than newer television stations.

•	VHF stations, (generally channels two to thirteen) are typically viewed more often than UHF stations (generally channels fourteen to sixty-nine) because these stations have been broadcasting longer than UHF stations and because of the inferior UHF signal in the early years of UHF stations.

•	The quality of the broadcast signal and location of the broadcast station within a market (i.e. the value of being licensed in the smallest city within a tri-city market has less value than being licensed in the largest city within a tri-city market.)

•	The audience acceptance of the broadcast licensee’s local news programming and community involvement. A local television station’s news programming that attracts the largest audience in a market generally will provide a larger audience for its network programming.

•	The quality of the other non-network programming carried by the television station. A local television station’s syndication programming that attracts the largest audience in a market generally will provide larger audience lead-ins to its network programming.

A local television station can be the number one station in a market, regardless of the national ranking of its affiliated network, depending on these factors or attributes listed above. ABC, FOX, NBC, and CBS each have multiple affiliations with local television stations that have the largest prime time audience in the local market in which the station operates.

Other broadcasting companies believe that network affiliations are an important component of the value of a station. These companies believe that VHF stations are popular because they have been affiliating with networks from the inception of network broadcasts, stations with network affiliations have the most successful local news programming and the network affiliation relationship enhances the audience for local syndicated programming. As a result, these broadcasting companies allocate a significant portion of the purchase price for any station that they may acquire to the network affiliation relationship.

In connection with the Company’s purchase of Sunrise Television Corp. in May 2002, the Company acquired broadcast licenses in markets with a number of commercial television stations equal to or less than the number of television networks seeking affiliates. The methodology the Company used in connection with the valuation of the stations acquired in the Sunrise transaction was based on the Company’s evaluation of the broadcast licenses acquired and the characteristics of the markets in which they operated. The Company believed that in these specific markets it would be able to replace a network affiliation agreement with little or no economic loss to the television station. As a result of this assumption, the Company ascribed no incremental value to the incumbent network affiliation in each market beyond the cost of negotiating a new agreement with another network and the value of any terms that were more favorable or unfavorable than those generally prevailing in the market. Other broadcasting companies have valued network affiliations on the basis that it is the affiliation and not the other attributes of the station, including its broadcast license, which contributes to the operating performance of that station. As a result, the Company believes that these broadcasting companies include in their network affiliation valuation amounts related to attributes that the Company believes are more appropriately reflected in the value of the broadcast license or goodwill.

If the Company were to assign higher values to its acquired network affiliation agreements and, therefore, less value to its broadcast licenses, it would have a significant impact on the Company’s operating results. The following chart reflects the hypothetical impact of the hypothetical reassignment of value from broadcast licenses to network affiliations and the resulting increase in amortization expense assuming a

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15-year amortization period assuming that this change would not impact the $51.7 million impairment of broadcast licenses for the year ended December 31, 2003.

		Percentage of Total Value
		Reassigned to Network
		Affiliation Agreements

	As Reported	50%	25%

Balance Sheet (As of December 31, 2003):
Broadcast licenses	$1,083,948	$541,974	$812,961
Other intangible assets, net (including network affiliation agreements)	3,213	472,924	238,068
Statement of Operations (For the year ended December 31, 2003):
Depreciation and amortization of intangible assets	31,890	68,022	49,956
Operating income (loss)	29,707	(6,425)	11,641
Loss from continuing operations	(81,356)	59,605	(70,480)
Net loss	(90,390)	(109,241)	(79,514)

In future acquisitions, the valuation of the broadcast licenses and network affiliations may differ from the Sunrise acquisition values due to different attributes of each station and the market in which it operates.

Long Lived-Assets

The Company periodically evaluates the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flow derived from the asset is less than its carrying value.

Program Rights

Program rights are recorded as assets when the license period begins and the programs are available for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as current assets, while costs of those programs to be broadcast subsequently are considered noncurrent. The program costs are charged to operations over their estimated broadcast periods using the straight-line method.

If the projected future net revenues associated with a program are less than the current carrying value of the program rights due to poor ratings, the Company would be required to write-down the program rights assets to equal the amount of projected future net revenues. If the actual usage of the program rights is on a more accelerated basis than straight-line over the life of the contract, the Company would be required to write-down the program rights to equal the lesser of the amount of projected future net revenues or the average cost per run multiplied by the number of remaining runs.

Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

Accounting for Stock-Based Compensation

At December 31, 2003, LIN TV Corp. had four stock-based employee compensation plans, which are described more fully in Note 12. LIN TV Corp. awards options on behalf of LIN Television and LIN

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Television accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. In 2003 and 2002, the Company incurred $147,000 and $894,000, respectively, of stock-based employee compensation cost, which was reflected in earnings. No stock-based employee compensation cost was reflected in earnings in 2001 as all options granted under those plans had an exercise price equal to or more than the market value of the underlying common stock on the date of grant or remeasurement. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation (in thousands):

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except share data)
Net loss, as reported	$(90,390)	$(47,215)	$(61,721)
Add: Stock-based employee compensation expense, as reported, net of related tax effect	88	536	—
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effect	(3,005)	(2,235)	(2,657)

Pro forma net loss	$(93,307)	$(48,914)	$(64,378)

The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model. For 2003 and 2002, the Black-Scholes fair value was calculated under the “multiple option” approach, which computes a separate fair value for each vesting increment of an option. The following assumptions were used for option grants under the Company’s stock option plans during the years ended December 31, 2003, 2002 and 2001 respectively:

	2003	2002	2001

Volatility factors	30%	35%	n/a
Risk-free interest rates	1.5-3.25%	3.4-5.1%	5.96%
Expected life	2-5 years	2-6 years	7 years
Dividend yields	0%	0%	0%

Income Taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, investments and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as the Company maintains its primary banking relationships with only large nationally recognized institutions. Credit risk with respect to trade receivables is limited, as the trade receivables are primarily from advertising revenues generated from a large diversified group of local and nationally recognized advertisers. The Company does not require collateral or other security against trade receivable balances; however, it does maintain reserves for potential credit losses and such losses have been within management’s expectations for all years presented.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, and investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value at December 31, 2003 and 2002 (see Note 11 relating to debt). Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Recently Issued Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51.” This Interpretation clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company’s application of FIN 46 will result in the consolidation of the assets, liabilities and non-controlling interests of Banks Broadcasting, Inc. into the Company’s financial statements at their fair value determined at the date that the Interpretation first applies, which for the Company is March 31, 2004, as it is not practicable for the Company to determine the carrying amount at such date. The difference, if any, between the fair value of the newly consolidated assets over the reported amount of any previously held interests and the fair value of newly consolidated liabilities and non-controlling interests shall be recognized as a cumulative effect of an accounting change. The Company’s maximum exposure to loss is limited to its investment in Banks Broadcasting, Inc. of approximately $11.3 million as of December 31, 2003.

The Company operates two television stations under local marketing agreements (“LMA agreement”). An LMA agreement is a contract between two separately owned broadcast licensees serving a common television market where the broadcast licensee (“LMA Operator”) of one station contracts with another broadcast licensee (“LMA Licensee”) to operate the LMA Licensee’s broadcast license for an agreed upon schedule of cash payments. Under the LMA agreement, the LMA Operator provides substantial portions of the programming for airing on the LMA Licensee’s station and sells the advertising time associated with that programming. The broadcast license of the LMA station is subject to the ultimate programming and other controls exercised by the LMA licensee. The two LMA Licensees, with which the Company has LMA agreements, hold the broadcast licenses and the Company holds the option to buy their broadcast licenses for approximately $4.1 million. In addition, these two LMA Licensees have limited operating costs associated with the management of those broadcast licenses.

The Company believes that the terms of its LMA agreement and related purchase option arrangements identify the entities owning the related broadcast licenses as Variable Interest Entities (“VIE”) under FIN 46. However, the purchase option arrangements do not oblige the Company to absorb the entities’ expected losses, if they occur, beyond the premium paid for such options. The Company does not believe that these option premiums are significant in comparison to expected losses over the life of the broadcast licenses and, therefore, does not identify itself as the party that will absorb a majority of such expected losses. The Company notes that since March 2002 neither of its LMA arrangements have put options. Based on this assessment, the Company does not believe that FIN 46 will require the consolidation of the entities owning the broadcast licenses. The Company’s maximum exposure to loss is limited to approximately $1.0 million, which represents the current premium paid in respect of the purchase options.

On April 30, 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of SFAS No. 133, “Accounting for Derivative Instruments

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and Hedging Activities.” SFAS No. 149 amends SFAS No. 133 and certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not believe that SFAS No. 149 will have a significant impact on reported financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This statement addresses financial accounting and reporting for financial instruments with characteristics of both liabilities and equity and is effective at the beginning of the first interim period beginning after June 12, 2003, with the exception of certain provisions which the FASB has deferred. The adoption of the new standard does not impact the Company’s results of operations or financial position.

In December 2003, the FASB revised SFAS No. 132, “Employers Disclosures about Pensions and Other Postretirement Benefits”. This statement requires additional disclosures about pension plans and other postretirement benefit plans to those in the original SFAS No. 132, however, it does not change the measurement or recognition of those plans.

Note 3 — Initial Public Offering

On May 2, 2002, LIN TV Corp. completed its initial public offering (“IPO”), in which it issued 19,550,000 shares of common stock at a price of $22.00 per share. Proceeds to LIN TV Corp. totaled approximately $399.9 million, net of commissions, discounts and other offering costs of approximately $30.2 million. The net proceeds from the IPO were immediately contributed to LIN Television, through a capital contribution.

The Company used a portion of the IPO proceeds together with proceeds from the redemption of Southwest Sports Group preferred units to repay debt and accrued interest of $325.0 million. This included the repayment to the lenders of the Company’s senior credit facilities of $192.3 million. In addition, the Company used a portion of the IPO proceeds to repay the debt and accrued interest and premiums of Sunrise Television Corp. (“Sunrise”) which was recorded at fair value of $166.0 million. A portion of the Sunrise debt, in the amount of a $33.3 million note held by affiliates of Hicks Muse, was exchanged for shares of LIN TV Corp.’s class B common stock. The Company repaid the balance of $132.7 million of the remaining Sunrise debt and accrued interest and premiums. In addition, LIN TV Corp. exchanged $54.4 million shares of Sunrise preferred stock held by affiliates of Hicks Muse for shares of LIN TV Corp.’s class B common stock and made a cash payment of $10.8 million to redeem the balance of Sunrise’ preferred stock held by another investor. These share issuances by LIN TV Corp. are reflected as capital contributions in the Company’s financial statements. The Company also used the proceeds to pay discounts, commissions and other expenses, including $6.2 million paid on May 2, 2002, and $7.3 million paid on August 23, 2002, to affiliates of Hicks Muse in connection with the termination of the Company’s monitoring and oversight agreement with such affiliates of Hicks Muse, and for general corporate purposes.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4 — Available for Sale Securities

During the quarter ended March 31, 2003, the Company liquidated all of its available for sale securities for proceeds of $23.7 million. The amortized cost and fair value of the Company’s available-for-sale securities by major security type and class of security at December 31, 2002 was as follows (in thousands):

		Accrued
	Amortized	Investment	Fair
	cost	Income	Value

Corporate debt securities	$7,627	$60	$7,687
Mortgage-backed securities	15,851	136	15,987

	$23,478	$196	$23,674

Note 5 — Acquisitions and Dispositions

UHF licenses. In December 2002 and June 2003, the Company acquired for $6.3 million the licenses to 700 MHz of spectrum currently allocated to television channels 54 and 59 in the following markets: Austin, Texas; Hartford-New Haven, Connecticut; Springfield, Massachusetts; Providence, Rhode Island; Grand Rapids, Michigan and various locations in Indiana, including Ft. Wayne and Lafayette. The spectrum can be utilized for any purpose other than analog television.

Sunrise Acquisition. On May 2, 2002, concurrent with the consummation of LIN TV Corp.’s IPO, LIN TV Corp. acquired all of the common stock of Sunrise. The Sunrise acquisition added seven stations to the Company’s operations, six of which are now owned and operated by the Company, one of which is subject to a proposed sale to Barrington Broadcasting pending FCC approval, and one station that is operated by the Company under a local marketing agreement. LIN TV Corp. issued 60,221 shares of class A common stock and 402,218 shares of class B common stock and options to acquire 3,688 shares of class A common stock with a value of approximately $10.3 million in exchange for all of Sunrise’s common stock and options. The Company has accounted for this transaction under the purchase method of accounting. On May 8, 2002, the Company contributed its investment in Sunrise to LIN Television through a capital contribution.

In conjunction with the acquisition of Sunrise, the Company sold to Smith Television of North Dakota, Inc. (“Smith Television”) the broadcast licenses of Sunrise’s North Dakota television stations for $1.0 million with the Company retaining the other operating assets and the cash flow provided by the North Dakota television stations until August 23, 2002, on which date the Company sold these remaining assets and associated cash flows to Smith Television for $35.0 million.

WOTV-TV, WVBT-TV and WCTX-TV. The Company acquired the broadcast licenses and certain operating assets of WOTV-TV and WVBT-TV during the first quarter of 2002. The Company acquired the broadcast license of WCTX-TV during the second quarter of 2002. These business combinations were funded by available cash and were accounted for under the purchase method of accounting. The Company has been operating WOTV-TV, WVBT-TV, and WCTX-TV under local marketing agreements, since October 30, 1991, December 14, 1994, and December 9, 1994, respectively, and therefore, pro forma financial results would not differ significantly from actual results of operations.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes these acquisitions (in thousands):

					UHF	UHF
				Sunrise	Television	Television
	WOTV-TV	WVBT-TV	WCTX-TV	Television	Licenses	Licenses

Acquisition date	January 29, 2002	January 31, 2002	April 30, 2002	May 2, 2002	December 20, 2002	June 13, 2003

Fair value of assets and liabilities acquired:
Assets held for sale	$—	$—	$—	$37,850	$—	$—
Other current assets	—	—	—	20,491	—	—
Property and equipment	1,291	—	—	36,984	—	—
Goodwill	—	—	—	12,671
Broadcast licenses	1,581	3,029	4,739	166,613	4,293	1,980
Other long-term assets	—	—	—	5,613	—	—
Liabilities held for sale	—	—	—	(1,850)	—	—
Total other liabilities	—	—	—	(36,910)	—	—
Long-term debt and accrued interest and premiums	—	—	—	(166,038)	—	—
Preferred stock	—	—	—	(65,169)	—	—

Total purchase price, including direct acquisition expenses	$2,872	$3,029	$4,739	$10,255	$4,293	$1,980

On April 22, 2002, the Company sold its interest in WNAC-TV in Providence, Rhode Island, to Super Towers, Inc. in exchange for a $2.5 million promissory note due June 10, 2006. Interest on the note is calculated at 7% per annum and is payable annually commencing on December 31, 2002. The Company recognized a gain of $69,000 on the sale of WNAC-TV. The owner of Super Towers, Inc. is a relative of an executive officer of the Company. The Company continues to operate the station pursuant to a local marketing agreement.

Disposition of KRBC-TV and KACB-TV. On June 13, 2003, the Company sold the broadcast licenses and operating assets of KRBC-TV in Abilene, Texas and KACB-TV in San Angelo, Texas, for $10.0 million in cash to Mission Broadcasting, Inc. The operating results of these stations have been recorded as discontinued operations. The carrying amounts of the assets and liabilities of the television stations, as of December 31, 2002, are as follows:

Accounts receivable	$739
Program rights	(29)
Other current assets	8
Property and equipment, net	3,694
Intangible assets, net	6,194

Assets held for sale	$10,606

Accounts payable	$56
Program payable	83

Liabilities held for sale	$139

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Concurrent with entering into the agreement to sell the stations, the Company entered into a local marketing agreement (“LMA”) with Mission, pursuant to which Mission began operating KRCB-TV and KACB-TV on January 1, 2003. Under the terms of the LMA, the Company transferred all economic benefit derived from the stations to Mission for the period from January 1, 2003 to June 13, 2003. Accordingly, the Company recorded a liability equal to the net operating results of the stations for the period from January 1, 2003 to June 13, 2003, the date the sale was completed, offsetting the results of discontinued operations in the Company’s statement of operations

Note 6 — Discontinued Operations

On May 2, 2002, in conjunction with the acquisition of Sunrise, the Company sold to Smith Television the broadcast licenses of KVLY-TV in Fargo, North Dakota and KFYR-TV in Bismarck, North Dakota and its three satellite stations KMOT-TV in Minot, North Dakota, KUMV-TV in Williston, North Dakota and KQCD-TV in Dickinson, North Dakota for $1.0 million, with the Company retaining the other operating assets and the cash flows provided by the North Dakota television stations. On August 23, 2002, the Company sold these remaining assets to Smith Television for $35.0 million. Accordingly, the financial results of these television stations are accounted for as discontinued operations and the Company has recorded income from discontinued operations of approximately $40,000, net of a tax provision of $22,000 and gain from the sale of the discontinued operations of approximately $982,000, net of a tax provision of $425,000 for the year ended December 31, 2002.

In addition, as further described in Note 22-Subsequent Events, on January 8, 2004 the Company signed an asset purchase agreement with Pilot TV Acquisition Corporation for the sale of WEYI-TV. These financial statements and related footnotes have been reclassified to reflect the financial position and operations of WEYI-TV as discontinued for all periods presented. The cash flows associated with WEYI-TV are immaterial in all periods.

Note 7 — Equity Investments

The Company has investments in a number of ventures with third parties through which it has an interest in television stations in locations throughout the United States of America. The following presents the Company’s basis in these ventures (in thousands):

	2003	2002

NBC joint venture	$55,758	$58,411
WAND (TV) Partnership	10,250	13,141
Banks Broadcasting, Inc.	11,297	12,816

	$77,305	$84,368

Joint Venture with NBC: The Company owns a 20.38% interest in a joint venture with NBC and accounts for its interest using the equity method, as the Company does not have a controlling interest. The Company received distributions of $7.5 million, $5.6 million and $6.6 million from the joint venture for the years ended December 31, 2003, 2002 and 2001 respectively. The following presents the summarized financial information of the joint venture (in thousands):

	Year Ended December 31,

	2003	2002	2001

Net revenues	$158,247	$170,890	$146,630
Operating income	89,691	102,226	49,880
Net income (loss)	23,985	38,057	(14,935)

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,

	2003	2002

Current assets	$9,949	$24,111
Non-current assets	237,469	236,140
Current liabilities	725	544
Non-current liabilities	815,500	815,500

WAND (TV) Partnership: The Company has a 33.33% interest in a partnership, WAND (TV) Partnership, with Block Communications. The Company accounts for its interest using the equity method, as the Company does not have a controlling interest. The Company received $800,000 in distributions from the partnership in 2002 and did not receive any distributions in 2003 and 2001. The Company has also entered into a management services agreement with WAND (TV) Partnership to provide specified management, engineering and related services for a fixed fee. Included in this agreement is a cash management arrangement under which the Company incurs expenditures on behalf of WAND (TV) Partnership and is periodically reimbursed. Amounts due from the Company to WAND (TV) Partnership under this arrangement were approximately $64,000 as of December 31, 2003. Amounts due to the Company from WAND (TV) Partnership under this arrangement were approximately $187,000 as of December 31, 2002. The following presents the summarized financial information of the WAND (TV) Partnership (in thousands):

	Year Ended December 31,

	2003	2002	2001

Net revenues	$6,360	$8,087	$6,386
Operating (loss) income	(8,591)	1,431	(747)
Net income (loss)	(8,674)	1,450	(711)

	December 31,

	2003	2002

Current assets	$2,013	$2,137
Non-current assets	25,168	34,063
Current liabilities	405	751

Banks Broadcasting, Inc: The Company owns preferred stock that represents a 50% non-voting interest in Banks Broadcasting, Inc., which owns and operates KWCV-TV, a WB affiliate in Wichita, Kansas and KNIN-TV, a UPN affiliate in Boise, Idaho. The Company is able to exercise significant, but not controlling, influence over the activities of Banks Broadcasting, Inc. through representation on the Board of Directors and, therefore, accounts for its investment using the equity method. The Company has also entered into a management services agreement with Banks Broadcasting, Inc. to provide specified management, engineering and related services for a fixed fee. Included in this agreement is a cash management arrangement under which the Company incurs expenditures on behalf of Banks Broadcasting, Inc. and is periodically reimbursed. Amounts due to the Company from Banks Broadcasting, Inc. under this arrangement were approximately $693,000 and $82,000 as of December 31, 2003 and 2002, respectively.

The following presents the summarized financial information of Banks Broadcasting, Inc. (in thousands):

	Year Ended December 31,

	2003	2002	2001

Net revenues	$5,152	$5,270	$4,539
Operating loss	(2,193)	(1,731)	(2,426)
Net loss	(2,818)	(2,366)	(1,501)

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,

	2003	2002

Current assets	$2,313	$2,588
Non-current assets	26,684	27,444
Current liabilities	2,361	1,067
Non-current liabilities	2,165	1,456
Redeemable preferred stock	3	3

Southwest Sports Group Holdings, LLC: On May 2, 2002, Southwest Sports Group Holdings, LLC, an entity in which affiliates of Hicks Muse have a substantial economic interest, redeemed all 500,000 Series A Preferred Units held by the Company for an aggregate redemption price of $60.8 million, resulting in a gain of approximately $3.8 million to the Company.

Other Investments: The Company recorded losses of approximately $250,000 and $2.8 million for the years ended December 31, 2003 and 2002, respectively, in other expenses on an investment in the equity of an internet company. These amounts reflect impairments of the Company’s initial investment as a result of a reduction in the value of the internet company, which in the opinion of management are other than temporary.

Note 8 —	Property and Equipment

Property and equipment consisted of the following at December 31 (in thousands):

	2003	2002

Land and land improvements	$14,112	$13,913
Buildings and fixtures	96,489	80,942
Broadcasting equipment and other	240,678	203,401

	351,279	298,256
Less accumulated depreciation	(154,105)	(96,478)

	$197,174	$201,778

The Company recorded depreciation expense in the amounts of $30.7 million, $27.6 million and $22.8 million for the years ended December 31, 2003, 2002 and 2001, respectively.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9 —	Intangible Assets

The following table summarizes the carrying amount of each major class of intangible assets at December 31 (in thousands):

	2003	2002

Amortized Intangible Assets:
LMA purchase options	$2,388	$1,412
Network affiliations	283	283
Income leases	393	393
Other intangible assets	2,022	—
Accumulated amortization	(1,873)	(695)

	3,213	1,393

Unamortized Intangible Assets:
Broadcast licenses	$1,083,948	$1,110,656
Goodwill	586,269	599,263

	1,670,217	1,709,919

Total intangible assets	$1,673,430	$1,711,312

Amortization expense was approximately $1.2 million for the year ended December 31, 2003. There was approximately $1.0 million, $572,000 and $344,000 of amortization expense recorded on the local marketing agreement (“LMA”) purchase options for the years ended December 31, 2003, 2002 and 2001, respectively. The Company expects that the LMA purchase option will be fully amortized in 2007. The Company has recorded approximately $178,000 and $120,000 of amortization expense on network affiliation agreements and income leases acquired in connection with the Sunrise Television acquisition for the years ended December 31, 2003 and 2002, respectively. The network affiliation agreements will be fully amortized by their expiration dates, which range from August 29, 2004 to December 31, 2010, and the income leases will be fully amortized by November 2006.

Other intangible assets represent intangible pension assets recognized when the Company recorded its minimum pension liability in accordance SFAS No. 87, “Employers’ Accounting for Pensions”. When a new determination of the amount of additional liability is made by the Company, the related intangible asset and separate component of equity shall be eliminated or adjusted as necessary.

Based on the guidance included in SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company has ascribed an indefinite useful life to its broadcast licenses. This accounting treatment is based in part upon the Company’s belief that the cash flows from the ownership of its broadcast licenses are expected to continue indefinitely, as the Company intends to renew its licenses indefinitely and has demonstrated its ability to do so. The Company’s broadcast licenses are renewable every 8 years if the Company provides at least an average level of service to its customers and complies with the applicable Federal Communications Commission (“FCC”) rules and policies and the FCC Communications Act of 1934. The cost of renewal is not significant and historically there have been no compelling challenges to the Company’s renewal of licenses and the Company has no reason to expect that challenges will be brought in any future period.

In accordance with the provisions of SFAS No. 142, the Company has discontinued the amortization of goodwill and broadcast licenses. As required by SFAS No. 142, the Company completed a transitional impairment test for goodwill and broadcast licenses as of January 1, 2002 and also an annual impairment test as of December 31, 2002. As a result of these tests, an impairment loss of $47.2 million

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

($30.7 million, net of tax benefit) was recorded in the first quarter of 2002 to reflect the write-down of certain broadcast licenses to their fair value. The Company completed an annual impairment test as of December 31, 2003. As a result of this test, an impairment loss of $51.7 million was recorded in the fourth quarter of 2003 to reflect the write-down of certain broadcast licenses to their fair value. The following table shows, on a pro forma basis, what the Company’s net loss and net loss per common share would have been if SFAS No. 142 had been applied to the prior years, net of tax benefit (in thousands):

	2003	2002	2001

Reported net loss	$(90,390)	$(47,215)	$(61,721)
Addback: goodwill amortization, net of tax	—	—	10,455
Addback: intangible amortization, net of tax	—	—	17,447

Adjusted net loss	$(90,390)	$(47,215)	$(33,819)

Note 10 —	Local Marketing Agreements

The Company has made commitments aggregating $3.3 million to pay future minimum periodic fees related to local marketing agreements for KNVA-TV and WNAC-TV and a purchase option agreement for KNVA-TV.

In addition to the purchase option agreement for KNVA-TV, the Company has a purchase option agreement to acquire WNAC-TV. If the Company exercises these options to acquire the broadcast licenses and related assets of KNVA-TV and WNAC-TV, the Company would pay approximately $3.3 million in the aggregate.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 11 —	Long-term Debt

Debt consisted of the following at December 31 (in thousands):

	December 31,

	2003	2002

Senior Credit Facilities	$193,500	$—
$205,000, 8% Senior Notes due 2008 (net of discount of $4,706 and $5,996 at December 31, 2003 and December 31, 2002, respectively)	200,294	204,004
$200,000, 6 1/2% Senior Subordinated Notes due 2013	200,000	—
$125,000, 2 1/2% Exchangeable Senior Subordinated Debentures due 2033 (net of discount of $18,427 at December 31, 2003)	106,573	—
$300,000, 8 3/8% Senior Subordinated Notes due 2008 (net of discount of $364 at December 31, 2002)	—	299,636
$276,000, 10% Senior Discount Notes due 2008 (net of discount of $4,443 at December 31, 2002)	—	271,557
$100,000, 10% Senior Discount Notes due 2008 (net of discount of $10,677 at December 31, 2002)	—	89,323

Total debt	700,367	864,520
Less current portion	7,000	106,154

Total long-term debt	$693,367	$758,366

Senior Credit Facilities

On February 7, 2003, the Company obtained a $175.0 million term loan, as part of an amendment to its existing credit facility. In connection with this amendment, the Company recorded approximately $1.2 million in deferred financing costs. In March 2003, the Company used the proceeds from the loan, a drawdown of $75.0 million from its existing revolving credit facility and cash on hand to retire the debt of the Company’s LIN Holdings Corp. subsidiary (“LIN Holdings”), consisting of $276.0 million aggregate principal amount of 10% Senior Discount Notes due 2008 and $100.0 million aggregate principal amount of 10% Senior Discount Add-On Notes due 2008. The Company incurred a charge of approximately $29.5 million related to the write-off of unamortized financing fees and discounts and associated costs as a result of the early extinguishment of LIN Holdings’ debt.

The repayment of the term loan began on September 30, 2003 with $1.75 million to be repaid each quarter until final maturity on December 31, 2007. The revolving credit facility is available until the scheduled termination date of March 31, 2005. Borrowings under the senior credit facilities bear interest at a rate based, at the Company’s option, on an adjusted LIBOR rate, plus an applicable margin range of 2.00% to 2.25% for the term loan and 1.50% to 2.75% for the revolving credit facility depending on whether the Company has met ratios specified in the senior credit agreement. The Company is required to pay quarterly commitment fees ranging from 0.375% to 0.750%, based upon the Company’s leverage ratio for that particular quarter, on the unused portion of the senior credit facilities, in addition to annual agency and other administration fees.

6 1/2% Senior Subordinated Notes

In May 2003, LIN Television issued $200.0 million aggregate principal amount at maturity of 6 1/2% Senior Subordinated Notes due 2013 in a private placement. LIN Television filed a registration statement with the Securities and Exchange Commission in January 2004 to register an exchange offer allowing holders of the 6 1/2% Senior Subordinated Notes to exchange their notes for notes with essentially identical terms. The

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

registered exchange offer closed in February 2004. The Company incurred $160,000 in penalty fees in connection with the delay of this registration. The 6 1/2% Senior Subordinated Notes were issued at par. The 6 1/2% Senior Subordinated Notes are unsecured and are subordinated in right of payment to all of LIN Television’s existing and future senior indebtedness, including its senior credit facilities and its 8% Senior Notes due 2008, and rank on parity in right of payment with all of its senior subordinated indebtedness, including its 2.50% Exchangeable Senior Subordinated Debentures due 2033. The 6 1/2% Senior Subordinated Notes are guaranteed, jointly and severally on an unsecured senior subordinated basis, by LIN TV Corp. and LIN Television’s direct and indirect, existing and future, domestic subsidiaries. Financing costs of $4.9 million were incurred in connection with the issuance and are being amortized over the term of the debt. Interest on the 6 1/2% Senior Subordinated Notes accrues at 6 1/2% per annum and is payable semi-annually in arrears commencing on November 15, 2003. LIN Television may redeem the 6 1/2% Senior Subordinated Notes at any time on or after May 15, 2008 at the redemption prices set forth below, (if redeemed during the 12 month period beginning on May 15 of each of the years set forth below):

Year	Price (as a percentage of outstanding principal amount)

2008	103.250%
2009	102.167%
2010	101.083%
2011 and thereafter	100.000%

LIN Television may also redeem up to 35% of the 6 1/2% Senior Subordinated Notes using proceeds of certain equity offerings completed before May 15, 2006 at 106.5% of the outstanding principal amount thereof plus accrued and unpaid interest to the redemption date.

The 6 1/2% Senior Subordinated Notes are also subject to early redemption provisions in the event of a change of control, which may require LIN Television to repurchase the 6 1/2% Senior Subordinated Notes at a price equal to 101% of the principal amount of the note, together with accrued and unpaid interest. The indenture governing the 6 1/2% Senior Subordinated Notes limits, among other things, the incurrence of additional indebtedness and issuance of capital stock; layering of indebtedness; the payment of dividends on, and redemption of, the Company’s capital stock; liens; mergers, consolidations and sales of all or substantially all of the Company’s assets; asset sales; asset swaps; dividend and other payment restrictions affecting restricted subsidiaries; and transactions with affiliates.

2.50% Exchangeable Senior Subordinated Debentures

In May 2003, LIN Television issued $125.0 million aggregate principal amount at maturity of 2.50% Exchangeable Senior Subordinated Debentures due 2033 in a private placement. The resale of the debentures and the shares of Class A common stock issuable upon conversion of the debentures were registered with the Securities Exchange Commission pursuant to a registration statement which became effective on January 16, 2004. The debentures are unsecured and subordinated in right of payment to all of LIN Television’s existing and future senior indebtedness including its senior credit facilities and 8% Senior Notes due 2008, and rank on a parity in right of payment with all of its senior subordinated indebtedness, including the 6 1/2% Senior Subordinated Notes due 2013. The debentures are guaranteed, jointly and severally on an unsecured senior subordinated basis, by LIN TV Corp. and LIN Television’s direct and indirect, existing and future, domestic restricted subsidiaries. Financing costs of $4.2 million were incurred in connection with the issuance and are being amortized over the term of the debt. Interest on the debentures accrues at 2.50% per annum and is payable semi-annually in arrears commencing on November 15, 2003. The Company may redeem for cash all or a portion of the debentures at any time on or after May 20, 2008 at a price equal to 100% of the principal amount of the debentures to be redeemed

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

plus accrued and unpaid interest. Holders of the debentures may require LIN Television to purchase all or a portion of their debentures on May 15, 2008, 2013, 2018, 2023 or 2028 at 100% of the principal amount, plus accrued and unpaid interest. The debentures are subject to early redemption provisions in the event of a fundamental change in which LIN TV Corp’s common stock is exchanged for or converted into consideration that is not all or substantially all common stock that is listed on a national securities exchange or quoted on Nasdaq. In addition, the indenture governing the debentures limits, among other things; the incurrence of additional indebtedness and issuance of capital stock; the payment of dividends on, and redemption of capital stock of certain of our subsidiaries; lines; mergers, consolidations and sales of all or substantially all of the assets of certain of the Company’s subsidiaries; asset sales; asset swaps; restricted payments and transactions with affiliates.

Contingent Interest. LIN Television will pay contingent interest to holders of the debentures during any six-month period from and including an interest payment date to but excluding the next interest payment date, commencing with the six-month period beginning May 15, 2008, if the average trading price of the debentures for a five-trading day measurement period immediately preceding the beginning of the applicable six-month period equals 120% or more of the principal amount. The contingent interest payable per $1,000 principal amount of debentures is 0.25% per annum. Any contingent interest will be payable on the interest payment date at the end of the relevant six-month period.

Exchange Rights. A holder may exchange each debenture for a number of shares of LIN TV class A common stock, equal to the exchange rate under the following conditions:

•	during any fiscal quarter commencing after June 30, 2003, if the closing sale price of LIN TV common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is more than 120% of the base exchange price (initially 120% of $37.28, or $44.7360);

•	during any period in which the credit rating assigned to the debentures by Standard & Poor’s Rate Services (“S&P”) is below B-, or the credit rating assigned to the debentures by Moody’s Investors Services (“Moody’s”) is below B3, or either S&P or Moody’s does not assign a rating to the debentures;

•	during the five business-day period after any five consecutive trading-day period in which the trading price per debenture for each day of that period was less than 98% of the product of the closing sale price of LIN TV common stock and the exchange rate of each such day;

•	if such debentures have been called for redemption; or

•	upon the occurrence of certain corporate transactions, such as a consolidation, merger or binding share exchange pursuant to which shares of LIN TV common stock would be converted into cash, securities or other property.

Exchange Rates. Prior to May 15, 2008, the exchange rate will be determined as follows:

•	if the applicable stock price is less than or equal to the base exchange price, the exchange rate will be the base exchange rate; and

•	if the applicable stock price is greater than the base exchange price, the exchange rate will be determined in accordance with the following formula; provided, however, in no event will the exchange rate exceed 46.2748, subject to the same proportional adjustment as the base exchange rate:

(Applicable Stock Price – Base Exchange Price)

Base Exchange Rate +	Applicable Stock Price	× Incremental Share Factor

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On May 15, 2008, the exchange rate will be fixed at the exchange rate then in effect.

The “base exchange rate” is 26.8240, subject to adjustments, and the “base exchange price” is a dollar amount (initially $37.28) derived by dividing the principal amount per debenture by the base exchange rate. The “incremental share factor” is 23.6051, subject to the same proportional adjustment as the base exchange rate. The “applicable stock price” is equal to the average of the closing sale prices of LIN TV Corp.’s common stock over the five trading-day period starting the third trading day following the exchange date of the debentures.

In accordance with the terms of the registration rights agreements relating to the issuance of the 2.50% Exchangeable Senior Subordinated Debentures due 2033, the Company is required to pay substantial penalties to a holder of these debt instruments under specified circumstances, including, among others the failure to maintain an effective registration statement permitting the resale of the debentures and the shares of Class A common stock issuable upon conversion of the debentures for more than brief intervals.

These penalties are generally paid based on a percentage of the outstanding principal amount of the indebtedness or a percentage of the value of the underlying Class A common stock. The Company incurred penalties of $96,000 in the year ended December 31, 2003 for being unable to have the resale registration statement declared effective within the permitted time limit.

On June 13, 2003, the Company used the proceeds from the 6 1/2% Senior Subordinated Notes due in 2013 and the 2.50% Exchangeable Senior Subordinated Debentures due in 2033, and borrowings under the Company’s senior credit facilities to redeem all of its $300.0 million in outstanding aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2008. The Company incurred a charge of $23.6 million relating to the write-off of unamortized deferred financing costs and discounts and call premiums in connection with the redemption of the notes for the year ended December 31, 2003.

Embedded Derivative Features. The 2.50% Exchangeable Senior Subordinated Debentures have certain embedded derivative features that are required to be separately identified and recorded at fair value with a mark-to-market adjustment required each quarter. The value of these features on issuance of the debentures was $21.1 million and this amount was recorded as an original issue discount and is being accreted through interest expense over the period to May 2008. The derivative features are recorded at fair market value in other liabilities. The Company has recorded a gain on derivative instruments in connection with the mark-to-market of these derivative features of $2.6 million for the year ended December 31, 2003.

8% Senior Notes

LIN Television Corporation has $205.0 million outstanding in aggregate principal amount of 8% Senior Notes due January 15, 2008 as of December 31, 2003. Interest on these notes accrues at a rate of 8% and is payable semi-annually on January 15 and July 15 of each year. LIN Television Corporation may redeem some or all of these notes at any time on or after January 15, 2005. LIN Television Corporation may also redeem up to 35% of these notes using the proceeds of certain equity offerings completed before January 15, 2004.

These senior notes are general unsecured obligations and rank equally in right of payment with all of LIN Television Corporation’s existing and future senior indebtedness and senior in right of payment to all the Company’s existing and future subordinated indebtedness. Each of LIN Television Corporation’s direct and indirect, existing and future, domestic subsidiaries guarantee the senior notes on a senior basis. The indenture governing the senior notes contains a change of control provision which states, among other things, that upon a change of control the holders of these notes may require LIN Television Corporation to purchase all or a portion of its notes at a cash purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. In addition, the indenture

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

governing the senior notes limits, among other things; the incurrence of additional indebtedness and issuance of capital stock; the payment of dividends on, and redemption of capital stock of certain of LIN Television Corporation’s subsidiaries; liens; mergers, consolidations and sales of all or substantially all of the assets of certain of LIN Television Corporation’s subsidiaries; asset sales; asset swaps; restricted payments and transactions with affiliates.

On December 15, 2003 the Company used cash on hand to retire $5.0 million of LIN Television Corporation’s 8% Senior Notes due 2008. The Company incurred a charge of approximately $516,000 related to the write-off of unamortized discounts and associated costs as a result of the early extinguishment of debt.

Future principal payments in connection with the Senior Credit Facility, 8% Senior Notes, 6 1/2% Senior Subordinated Notes and 2.50% Exchangeable Senior Subordinated Debentures at December 31, 2003 are as follows (in thousands):

2004	$31,500
2005	7,000
2006	7,000
2007	172,500
2008	305,500
Thereafter	200,000

$723,500

The fair values of LIN Television Corporation’s long-term debt are estimated based on quoted market prices for the same or similar issues, or on the current rates offered to LIN Television Corporation for debt of the same remaining maturities. The carrying amounts and fair values of long-term debt were as follows at December 31 (in thousands):

	2003	2002

Carrying amount	$700,367	$864,520
Fair value	740,027	415,500

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table is a summary of interest expense that is recorded during the period, which is paid in cash during the period or subsequent periods, and the interest expense related to amortization of discount and deferred financing fees (in thousands):

	Year Ended December 31,

	2003	2002	2001

Senior Credit Facility	$7,194	$3,928	$24,029
$205,000 8% Senior Notes	16,783	16,800	9,100
$200,000 6 1/2% Senior Subordinated Notes	8,393	—	—
$125,000 2.50% Exchangeable Senior Subordinated Debentures	2,110	—	—
$300,000 8 3/8% Senior Subordinated Notes	11,448	25,125	25,125
$276,000 10% Senior Discount Notes	330	—	—
$100,000 10% Senior Discount Notes	194	—	—
Other	—	2,715	100

Interest expense before amortization of discount and deferred financing fees	46,452	48,568	58,354
Amortization of discount and deferred financing fees	14,053	47,207	39,292

Total interest expense	$60,505	$95,775	$97,646

Note 12 — Stockholders’ Equity

Stock Option Plans. Pursuant to LIN TV Corp.’s 1998 Option Plan, 2002 Stock Plan, Sunrise Option Plan and the 2002 Non-Employee Director Plan (collectively, the “Option Plans”) nonqualified options in LIN TV Corp. class A common stock have been granted to certain directors, officers and key employees of the Company. In addition, pursuant to the 2002 Non-Employee Director Stock Plan, 1,000 shares of LIN TV Corp.’s class A common stock were awarded to members of the Board of Directors for consideration of $0 per share, resulting in compensation expense of $22,000, for the year ended December 31, 2002.

Options granted under the Option Plans have exercise prices equal to or more than the fair market value of the underlying common stock at the date of grant. The Board of Directors, prior to May 2, 2002, in assessing the fair market value of common stock, considered factors relevant at the time, including recent third-party transactions, composition of the management team, recent hiring results, financial condition and operating results and the lack of a public market for the Company’s common stock.

Options granted under the Option Plans generally have straight-line vesting terms over four or five years and expire ten years from the date of grant. There were 4,865,000 shares authorized for grant under the four plans. At December 31, 2003, there were 1,127,000 shares available for future grant under the Option Plans.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides additional information regarding the Option Plans (shares in thousands):

	2003		2002		2001

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of period	2,957	$20.19	1,817	$18.96	1,836	$18.83
Granted	697	23.56	1,312	21.94	59	25.44
Exercised	(69)	19.34	(39)	17.43	—	—
Forfeited	(75)	22.12	(136)	22.16	(78)	20.86
Assumed in merger with Sunrise	—	—	3	51.55	—	—

Outstanding at end of period	3,510	20.83	2,957	20.19	1,817	18.96

Options exercisable at period-end	1,809		1,404		1,106

Weighted-average fair value of options granted during the period	$5.96		$6.79		$7.35

In addition to the option grants above, LIN TV Corp. granted unrestricted stock awards of 1,340 shares of class A common stock to certain employees of LIN Television for consideration of $0 per share, resulting in compensation expense of $31,248.

The following table summarizes information about the Option Plans at December 31, 2003 (shares in thousands):

	Options Outstanding			Options Exercisable

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$10.50 to $14.99	505	4.0	$11.49	504	$11.48
$15.00 to $19.99	10	4.2	18.70	10	18.70
$20.00 to $24.99	2,764	7.4	22.02	1,160	21.24
$25.00 to $29.99	230	6.9	26.25	134	26.25
$250.00 to $275.00	1	6.6	251.94	1	251.94

Phantom Stock Units Plan. Pursuant to LIN TV Corp.’s 1998 Phantom Stock Units Plan (“Phantom Stock Units Plan”), and as partial consideration for the acquisition of LIN Television by the Company in 1998, phantom units exercisable into shares of LIN TV class A common stock and with a $0 exercise price were issued to officers and key employees. As a non-compensatory element of the total purchase price of LIN Television, the phantom units are not subject to variable accounting and any cash paid on exercise of the phantom units is accounted for as a reduction to Additional Paid-in Capital.

The phantom units expire ten years from the date of issuance, are non-forfeitable, and are exercisable at a date selected by the holder within the ten-year term.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides additional information regarding the Phantom Stock Units Plan (shares in thousands):

	Year Ended
	December 31,

	2003	2002	2001

Outstanding at beginning of period	675	680	682
Exercised	(150)	(5)	(2)

Outstanding at end of period	525	675	680

Employee Stock Purchase Plan. Under the terms of LIN TV Corp.’s 2002 Employee Stock Purchase Plan, eligible employees of the Company may have up to 10% of eligible compensation deducted from their pay to purchase shares of LIN TV Corp.’s class A common stock. The per share purchase price is 85% of the average of the high and low per share trading price of LIN TV Corp.’s class A common stock on the New York Stock Exchange (“NYSE”) on the last trading day of each month during the offering period. During 2003, employees purchased 64,087 shares at a weighted average price of $19.49.

Note 13 — Restructuring Charge

During the second half of 2002, as a result of centralizing the master control transmission facilities in Indianapolis, Indiana and Springfield, Massachusetts, the Company recorded a pre-tax restructuring charge of approximately $909,000 for severance pay and benefits relating to the termination of 60 full time equivalent employees in the master control, sales support and business office areas. All employees had been informed of their termination benefits in the period that the charge was recorded. The Company recorded an additional $115,000 of restructuring charges in the year ended December 31, 2003. The Company has paid approximately $402,000 for severance pay and benefits through December 31, 2002 and $703,000 through December 31, 2003, and expects to pay the balance of approximately $321,000 during the first quarter of 2004.

Note 14 — Derivative Instruments

The Company’s 2.50% Exchangeable Senior Subordinated Debentures have certain embedded derivative features that are required to be separately identified and recorded at fair value with a mark-to-market adjustment required each quarter. The value of these features on issuance of the debentures was $21.1 million and this amount was recorded as an original issue discount and is being accreted through interest expense over the period to May 2008. The derivative features are recorded at fair market value in other liabilities. The Company has recorded a gain on derivative instruments in connection with the mark-to-market of these derivative features of $2.6 million for the year ended December 31, 2003.

In 2002 and 2001, the Company used interest rate collar, cap and swap arrangements, not designated as hedging instruments under SFAS No. 133, “Accounting for Derivative and Hedging Activities”, as amended, to mitigate the impact of the variability in interest rates in connection with its variable rate senior credit facilities and fixed rate senior notes. As of December 31, 2002, the Company held no derivative instruments. At December 31, 2001, the Company held derivative instruments with a notional amount of $430.0 million and the aggregate fair value of the instruments was a liability of $5.6 million. Other (income) expense for the years ended December 31, 2002 and 2001 includes a gain of $5.6 million and loss of $5.6 million, respectively, from the marking-to-market of these derivative instruments.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 15 — Related Party Transactions

Monitoring and Oversight Agreement. The Company was party to an agreement with Hicks Muse Partners, pursuant to which the Company agreed to pay Hicks Muse Partners an annual fee (payable quarterly) for oversight and monitoring services. Hicks Muse Partners was also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to the Company. The annual fee was approximately $368,000 and $1.3 million for the years ended December 31, 2002 and 2001, respectively. The Company and Hicks Muse Partners agreed to terminate this agreement on May 2, 2002 in exchange for an aggregate fee of $16.0 million consisting of an amount payable in cash of $6.2 million, $7.1 million in a promissory note and vested warrants to purchase 123,466 shares of LIN TV Corp.’s class

B common stock at a price of $0.01 valued at $2.7 million, which were exercised on May 8, 2003.

Financial Advisory Agreement. The Company is party to an agreement with Hicks Muse Partners pursuant to which the Company reimburses Hicks Muse Partners, an affiliate of Hicks Muse, for certain expenses incurred by it in connection with rendering services relating to acquisitions, sales, mergers, exchange offers, recapitalization, restructuring or similar transactions allocable to the Company. The Company incurred fees under this arrangement of $67,000, $89,000 and $46,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company was party to an agreement with Hicks Muse Partners, pursuant to which Hicks Muse Partners, prior to amending this agreement on May 2, 2002, received a fee equal to 1.5% of the total value of certain transactions in which the Company was involved and reimbursements of certain expenses. Transactions subject to this agreement included a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction. The Company did not incur any fees under this arrangement for the year ended December 31, 2002. The fees for the year ended December 31, 2001 was $539,000.

Other Investment. The Company’s Chief Executive Officer serves on the Board of Directors of an internet company in which the Company has invested. The Company incurred fees for internet services provided by this company of approximately $494,000, $551,000 and $568,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Local Marketing Agreement. The Company is party to a local marketing agreement with Super Towers, Inc., of which the President of Super Towers, Inc. is related to a LIN TV Corp. executive. The Company has paid Super Towers, Inc. approximately $110,000 and $100,000 for the years ended December 31, 2003 and 2002, respectively, in connection with its local marketing agreement for WNAC-TV. The Company has also paid Super Towers, Inc. $66,000 and $55,000 for the years ended December 31, 2003 and 2002, respectively, for various reimbursable expenses.

Note 16 — Retirement Plans

401(k) Plan. The Company provides a defined contribution plan (“401(k) Plan”) to substantially all employees. The Company makes contributions to employee groups that are not covered by another retirement plan sponsored by the Company. Contributions made by the Company vest based on the employee’s years of service. Vesting begins after six months of service in 20% annual increments until the employee is 100% vested after five years. The Company matches 50% of the employee’s contribution up to 6% of the employee’s total annual compensation. The Company contributed $2.2 million, $1.6 million and $1.2 million to the 401(k) Plan in the years ended December 31, 2003, 2002 and 2001, respectively.

Retirement Plans. The Company has a number of noncontributory defined benefit retirement plans covering certain of its employees in the United States and Puerto Rico. Contributions are based on periodic actuarial valuations and are charged to operations on a systematic basis over the expected average remaining service lives of current employees. The net pension expense is assessed in accordance with the

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

advice of professionally qualified actuaries. The benefits under the defined benefit plans are based on years of service and compensation.

The benefit obligation, accumulated benefit obligation, and fair value of plan assets for retirement plans with accumulated benefit obligations in excess of plan assets, were $90.1 million, $83.2 million and $64.2 million at December 31, 2003, $76.7 million, $72.4 million and $55.4 million at December 31, 2002 and $2.8 million, $1.7 million and $0 at December 31, 2001, respectively.

The components of the net pension expense included in the financial statements and information with respect to the change in benefit obligation, change in plan assets, the funded status of the retirement plans and underlying assumptions are as follows:

Retirement Plans

	Year Ended December 31,

	2003	2002	2001

	(Amounts in thousands, except
	percentages)
Change in benefit obligation
Benefit obligation, beginning of period	$76,711	$64,754	$58,553
Service cost	1,827	1,592	1,047
Interest cost	5,243	4,874	4,351
Plan amendments	122	1,596	—
Actuarial loss	8,920	7,111	3,141
Benefits paid	(2,754)	(3,216)	(2,338)

Benefit obligation, end of period	$90,069	$76,711	$64,754

Change in plan assets
Fair value of plan assets, beginning of period	$55,375	$65,514	$66,824
Actual return on plan assets	11,552	(6,924)	1,028
Employer contributions	36	—	—
Benefits paid	(2,754)	(3,215)	(2,338)

Fair value of plan assets, end of period	$64,209	$55,375	$65,514

Funded status of the plan	$(25,860)	$(21,337)	$810
Unrecognized actuarial gain (loss)	17,878	15,130	(4,982)
Unrecognized prior service cost	1,518	1,562	198

Total amount recognized and accrued benefit liability	$(6,464)	$(4,645)	$(3,974)

Amounts recognized in the balance sheets consist of:

	2003	2002

Accrued benefit cost	$(18,943)	$(4,645)
Intangible assets	2,020	—
Accumulated other comprehensive loss	10,459	—

Net amount recognized	$(6,464)	$(4,645)

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Components of Net Periodic Benefit Cost:

	2003	2002	2001

Service cost	$1,827	$1,592	$1,047
Interest cost	5,243	4,874	4,351
Expected return on plan assets	(5,631)	(5,730)	(5,478)
Amortization of prior service cost	166	157	12
Amortization of net loss (gain)	250	(142)	(638)
Transition amount recognized	—	—	(329)

Net periodic benefit cost	$1,855	$751	$(1,035)

Assumptions:

Weighted-average assumptions used to determine benefit obligation at December 31:

	2003	2002	2001

Discount rate	6.00 - 6.25%	6.75%	7.25 - 8.00%
Expected long term rate of return on plan assets	8.25%	8.25%	8.25%
Rate of compensation increase	4.00 - 5.00%	4.00 - 5.00%	4.00 - 5.00%

Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:

	2003	2002	2001

Discount rate	6.75%	7.25 - 8.00%	7.50 - 8.00%
Expected long term rate of return on plan assets	8.25%	8.25%	8.25%
Rate of compensation increase	4.00 - 5.00%	4.00 - 5.00%	4.00 - 5.00%

Accumulated other comprehensive loss

The Company recorded $10.5 million in accumulated other comprehensive loss attributable to its minimum pension liability as of December 31, 2003. There was no accumulated other comprehensive income or loss as of December 31, 2002 and 2001.

The Company’s pension plan assets are invested in a manner consistent with the fiduciary standards of ERISA. Plan investments are made with the safeguards and diversity to which a prudent investor would adhere and all transactions undertaken are for the sold benefit of plan participants and their beneficiaries.

The Company’s investment objective is to obtain the highest possible return commensurate with the level of assumed risk. Fund performances are compared to benchmarks including the S&P 500 Index, S&P MidCap Index, Russell 2000 Index, MSCI EAFE Index, and Lehman Brothers Aggregate Bond Index. The expected long-term rate of return on plan assets was made considering the Retirement Plan’s asset mix, historical returns on equity securities, and expected yields to maturity for debt securities.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The asset allocation for the Retirement Plan at December 31, 2003 and 2002 and the target allocation for December 31, 2004, by asset category, are as follows:

		Percentage of
	Target	Plan Assets at
	Allocation	December 31,

Asset Category	2004	2003	2002

Equity securities	60 - 70%	70%	68%
Debt securities	30 - 40%	30%	32%

	100%	100%	100%

Contributions. The Company does not currently have minimum funding requirements, as set forth in ERISA and federal tax laws. The Company did not contribute to the Retirement Plan in 2003, but does anticipate contributing $1.2 million to the Retirement Plan in 2004.

Note 17 — Commitments and Contingencies

Commitments. The Company leases land, buildings, vehicles and equipment under non-cancelable operating lease agreements that expire at various dates through 2011. Commitments for non-cancelable operating lease payments at December 31, 2003 are as follows (in thousands):

2004	$661
2005	545
2006	493
2007	416
2008	178
Thereafter	2,828

$5,121

Rent expense included in the consolidated statements of operations was $1.6 million, $1.6 million and $1.0 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company has entered into commitments for future syndicated news, entertainment, and sports programming. Future payments associated with these commitments at December 31, 2003 are as follows (in thousands):

2004	$21,574
2005	15,881
2006	9,502
2007	5,675
2008	1,415
2009	1,033
Thereafter	1,278

Total obligations	56,358
Less recorded contracts	34,268

Future contracts	$22,090

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contingencies

GECC Note. GECC provided debt financing in connection with the formation of the joint venture with NBC in the form of an $815.5 million 25-year non-amortizing senior secured note bearing an initial interest rate of 8.0% per annum. During the last five years, the joint venture has produced cash flows to support the interest payments and to maintain minimum levels of required working capital reserves. In addition, the joint venture has made cash distributions to the Company and to NBC from the excess cash generated by the joint venture of approximately $32.3 million on average each year during the past three years. Accordingly, the Company expects that the interest payments on the GECC note will be serviced solely by the cash flow of the joint venture. The GECC note is not an obligation of the Company, but is recourse to the joint venture, the Company’s equity interests therein and to LIN TV Corp., pursuant to a guarantee. If the joint venture were unable to pay principal or interest on the GECC note and GECC could not otherwise get its money back from the joint venture, GECC could require LIN TV Corp. to pay the shortfall of any outstanding amounts under the GECC note. If this happened, the Company could experience material adverse consequences, including:

•	GECC could force LIN TV Corp. to sell the stock of LIN Television held by LIN TV Corp. to satisfy outstanding amounts under the GECC note;

•	if more than 50% of the ownership of LIN Television had to be sold to satisfy the GECC Note, it could cause an acceleration of the Company’s senior credit facilities and other outstanding indebtedness; or

•	if the GECC note is prepaid because of an acceleration on default or otherwise, or if the note is repaid at maturity, the Company may incur a substantial tax liability.

The joint venture is approximately 80% owned by NBC, and NBC controls the operations of the stations through a management contract. Therefore, the operation and profitability of those stations and the likelihood of a default under the GECC note are primarily within NBC’s control.

Litigation. The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company’s management, none of such litigation as of December 31, 2003 is likely to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 18 — Income Taxes

The Company files a consolidated federal income tax return. Provision for (benefit from) income taxes included in the accompanying consolidated statements of operations consisted of the following (in thousands):

	Year Ended December 31,

	2003	2002	2001

Current:
Federal	$—	$376	$—
State	823	750	859
Foreign	3,168	2,240	110

	3,991	3,366	969

Deferred:
Federal	3,652	12,134	(23,199)
State	(295)	4,974	(128)
Foreign	1,881	5,027	1,731

	5,238	22,135	(21,596)

	$9,229	$25,501	$(20,627)

The components of the (loss) income before income taxes were as follows (in thousands):

	Year Ended December 31,

	2003	2002	2001

United States of America	$(92,611)	$(8,922)	$(87,982)
Foreign	11,255	15,338	5,634

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	$(81,356)	$6,416	$(82,348)

The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to (loss) income before income taxes to the actual provision for (benefit from) income taxes (in thousands):

	Year Ended December 31,

	2003	2002	2001

(Benefit) provision assuming federal statutory rate	$(28,475)	$2,246	$(28,838)
State taxes, net of federal tax benefit	382	843	430
Amortization	—	—	6,452
Foreign taxes, net of federal tax benefit	2,727	4,196	964
Change in Valuation Allowance	33,787	17,546	—
Other	808	670	365

	$9,229	$25,501	$(20,627)

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of the net deferred tax liability are as follows (in thousands):

	As of
	December 31,

	2003	2002

Deferred tax liabilities:
Intangible assets	$243,539	$234,496
Property and equipment	19,653	21,726
Equity Investments	266,589	267,935

	529,781	524,157

Deferred tax assets:
Net operating loss carryforwards	(78,447)	(39,456)
Valuation allowance	83,418	42,511
Other	(7,164)	(16,624)

	(2,193)	(13,569)

Net deferred tax liabilities	$527,588	$510,588

The Company maintains a full valuation allowance against its net deferred tax asset position because management believes it is more likely then not that their net deferred tax assets will not be realized in the future. The Company’s valuation allowance increased $41.0 million during 2003.

The Company records deferred tax liabilities relating to the difference in the book basis and tax basis of goodwill and intangibles. Prior to January 1, 2002, the reversals of those deferred tax liabilities were utilized to support the recognition of deferred tax assets (primarily consisting of net operating loss carryforwards) recorded by the Company. As a result of the adoption of SFAS No. 142, those deferred tax liabilities will no longer reverse on a scheduled basis and can no longer be utilized to support the realization of deferred tax assets.

Included in the Company’s total valuation allowance is a $28.2 million valuation allowance on the deferred tax assets recorded in connection with the acquisition of Sunrise Television. This valuation allowance increased $2.8 million during 2003 as a result of a re-evaluation of the accounting for the acquisition of Sunrise Television (see Note 1 to the Consolidated Financial Statements). These entries have no impact on the Company’s cash flows.

At December 31, 2003, the Company had a federal net operating loss carryforward of approximately $207.6 million that begins to expire in 2019. The Company also has net operating loss carryforwards in Puerto Rico of $3.5 million, which expire between 2005 through 2007. Under the provisions of the Internal Revenue Code, future substantial changes in the Company’s ownership could limit the amount of net operating loss carryforwards that could be used annually to offset future taxable income and income tax liability.

The Company had net cash tax payments of $5.8 million, $1.0 million and $1.0 million for the years ended December 31, 2003, 2002 and 2001, respectively. These net cash tax payments include $116,524, $600,000 and $144,402 in refunds for the years ended December 31, 2003, 2002 and 2001, respectively.

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 19 — Unaudited Quarterly Data

	Quarter Ended

	March 31,	June 30,	September 30,	December 31,
	2003	2003	2003	2003

Net revenues	$73,627	$89,204	$84,278	$95,304
Operating income (loss)	11,549	24,481	20,771	(27,094)
(Loss) income from continuing operations	(38,453)	(8,257)	11,823	(46,469)
Loss (gain) from sale of discontinued operations, net of tax	—	652	(864)	—
Net (loss) income	(40,867)	(11,245)	5,888	(44,166)

	Quarter Ended

	March 31,	June 30,	September 30,	December 31,
	2002	2002	2002	2002

Net revenues	$62,523	$87,830	$89,908	$103,719
Operating income	14,170	30,024	27,790	36,131
(Loss) income from continuing operations before cumulative effect of change in accounting principle	(25,720)	(10,111)	4,760	37,487
(Income) loss from discontinued operations, net of tax	—	(688)	(172)	(717)
Gain from sale of discontinued operations, net of tax	—	—	(982)	—
Cumulative effect of change in accounting principle, net of tax	30,689		—	—
Net (loss) income	(56,409)	(9,423)	5,914	12,703

Note 20 — Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,

	2003	2002	2001

Cash paid for interest	$52,722	$48,435	$50,348
Cash paid for income taxes	5,758	1,029	1,048
Cash Investing Activities:
On June 5, 2001, the Company acquired WNAC-TV for $2.5 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets			2,500
Note issued			(2,500)

Liabilities assumed			—

On July 25, 2001, the Company acquired WNLO-TV for $26.0 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets			26,044
Cash paid			(26,044)

Liabilities assumed			—

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,

	2003	2002	2001

On August 2, 2001, the Company acquired the common stock of S&E Network, Inc. for $26.0 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets			11,736
Cash paid			(11,699)

Liabilities assumed			37

On January 29, 2002, the Company acquired the broadcast license, property and equipment of WOTV-TV for $2.9 million, a station the Company had been operating under a local marketing agreement since October 30, 1991. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets		2,872
Cash paid		(2,872)

Liabilities assumed		—

On January 31, 2002, the Company acquired the broadcast license of WVBT-TV for $3.0 million, a station the Company had been operating under a local marketing agreement since December 14, 1994. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets		3,029
Cash paid		(3,029)

Liabilities assumed		—

On April 30, 2002, the Company acquired the broadcast license of WCTX-TV for $4.7 million, a station the Company had been operating under a local marketing agreement since December 9, 1994. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets		4,739
Cash paid		(4,739)

Liabilities assumed		—

On May 2, 2002, LIN TV Corp. acquired Sunrise Television Corp. for $10.3 million. In conjunction with this acquisition, liabilities were assumed as follows:
Fair value of assets acquired and intangible assets		267,551
Value of common stock issued in exchange for Sunrise		(10,255)

Liabilities assumed		(257,296)

LIN TELEVISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 21 — Valuation and Qualifying Accounts

	Balance at	Charged to		Balance at
	Beginning of Period	Operations	Deductions	End of Period

Year ended December 31, 2003
Allowance for doubtful accounts	$2,562	$(198)	$718	$1,646
Year ended December 31, 2002
Allowance for doubtful accounts	$1,802	$1,781	$1,021	$2,562
Year ended December 31, 2001
Allowance for doubtful accounts	$1,679	$1,069	$946	$1,802

Note 22 — Subsequent Events

On January 8, 2004, the Company signed an asset purchase agreement with Pilot TV Acquisition Corporation for the sale of WEYI-TV, the NBC affiliate serving Flint, Michigan for $24.0 million. This transaction is subject to the Federal Communications Commission’s approval and is expected to be completed by the middle of 2004. Accordingly, the Company will classify the assets and liabilities associated with this station as held for sale on its balance sheet and the operating results as discontinued operations on its statement of operations in its financial statements for the quarter ended March 31, 2004.

The carrying amounts of the assets and liabilities of this station as of December 31, 2003 and 2002 are as follows (in thousands):

	2003	2002

Accounts receivable, net	$1,391	$1,508
Program rights	415	367
Other current assets	8	—
Property and equipment, net	5,875	6,294
Intangible assets, net	18,760	17,086
Network affiliations, net	76	87

Total Assets	$26,525	$25,342

Accounts payable	$192	$602
Program payable	414	355
Other accruals	571	311

Total Liabilities	$1,177	$1,268

The following presents the summarized financial information of WEYI-TV (in thousands):

	December 31,

	2003	2002

Net revenues	$7,116	$5,614
Operating income	845	1,545
Net (loss) income	(17)	1,537

On January 14, 2004, the Company purchased WIRS-TV in Yauco, Puerto Rico from Marantha Christian Network, Corporation for a total purchase price of $4.5 million.

On January 30, 2004, the Company signed an asset purchase agreement for the broadcast license and certain operating assets of WTIN-TV in Ponce, Puerto Rico from Laura Nicolau for a total purchase price of $5.0 million, subject to FCC approval, which it expects to be completed by the middle of 2004

In January 2004 the Company drew down funds from its revolving credit facility to retire $24.5 million of its 8% Senior Notes due 2008. The Company incurred a charge of approximately $2.4 million related to the write-off of unamortized discounts and associated costs as a result of the early extinguishment of debt.

Schedule I — Condensed Financial Information of the Registrant

LIN TV CORP.

CONDENSED BALANCE SHEETS

(In thousands, except share data)

	December 31,

	2003	2002

ASSETS
Investment in wholly owned subsidiaries	$762,134	$860,205

Total assets	$762,134	$860,205

STOCKHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 100,000,000 shares authorized, 26,652,060 shares at December 31, 2003 and 26,296,169 shares at December 31, 2002 issued and outstanding	$266	$262
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,510,137 shares at December 31, 2003 and 23,579,788 shares at December 31, 2002 issued and outstanding; convertible into an equal number of Class A or Class C common stock	235	236
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares at December 31, 2003 and December 31, 2002 issued and outstanding; convertible into an equal number of Class A common stock	—	—
Additional paid-in capital	1,066,897	1,064,122
Accumulated deficit	(294,805)	(204,415)
Accumulated other comprehensive loss	(10,459)	—

Total stockholders’ equity	762,134	860,205

Total stockholders’ equity	$762,134	$860,205

LIN TV CORP.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,

	2003	2002	2001

Share of loss in wholly owned subsidiaries	$(90,390)	$(47,215)	$(61,721)

Net loss	$(90,390)	$(47,215)	$(61,721)

Basic and diluted loss per common share:
Net loss	$(1.81)	$(1.13)	$(2.40)
Weighted-average number of common shares outstanding used in calculating basic and diluted loss per common share	49,993	41,792	25,688

LIN TV CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,

	2003	2002	2001

Operating activities:
Net loss	$(90,390)	$(47,215)	$(61,721)
Share of loss in wholly owned subsidiaries	90,390	47,215	61,721

Net cash used in operating activities	—	—	—

Investing activities:
Capital contributions to wholly owned subsidiaries	—	(399,944)	—

Net cash used in investing activities	—	(399,944)	—

Financing activities:
Net proceeds from initial public offering of common stock	—	399,944	—

Net cash used in financing activities	—	399,944	—

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—

Cash and cash equivalents at the end of the period	$—	$—	$—